As filed with the Securities and Exchange Commission on May 16, 2006


                           Registration No. 333-118359

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S-1/A
                               (AMENDMENT NO. 5)


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      CONTRARIAN PUBLIC INVESTMENT I, INC.
              Exact name of registrant as specified in its charter)

      Colorado                        6770                    20-1481636
   (State or other             (Primary Standard           (I.R.S. Employer
   jurisdiction of         Industrial Classification          I.D. No.)
   incorporation or               Code Number)
    organization)

                           735 Broad Street, Suite 218
                          Chattanooga, Tennessee 37402
                                 (423) 265-5062

                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                 Douglas A. Dyer
                           735 Broad Street, Suite 218
                          Chattanooga, Tennessee 37402
                                 (423) 265-5062
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                 WITH COPIES TO:

                                 Craig G. Ongley
                        Vial, Hamilton, Koch & Knox, LLP
                         1700 Pacific Avenue, Suite 2800
                               Dallas, Texas 75201
                                 (214) 712-4400
                            Facsimile: (214) 712-4402

              Approximate date of commencement of proposed sale to
           the public: As soon as practicable after this registration statement becomes effective.


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: |X|


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM
                                                          --------------------------------------------
TITLE OF EACH CLASS OF             AMOUNT TO BE          OFFERING PRICE PER
SECURITIES TO BE REGISTERED         REGISTERED                SHARE(1)             AGGREGATE OFFERING   REGISTRATION FEE
 ---------------------------         ----------           -------------------       ------------------   ----------------
Common Stock, $0.001 par
value:

To be sold by selling                1,850,000                  $0.10                  $    370,000           $ 22.28
stockholders (2)

To be issued by the
Registrant in acquisition
transactions(3)                      15,000,000                 $0.10                    $3,000,000           $176.55

Total Registration Fee:                                                                                       $198.83


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457f.

(2) If the contract price of the selling stockholders' shares exceeds $0.10 per share, we will recalculate the registration fee in accordance with Rule 457 and pay an additional fee at the time of our post effective amendment.

(3) If the fair market value of property or cash received in exchange for acquisition shares exceeds $0.10 per share, we will recalculate the registration fee in accordance with Rule 457f and pay an additional fee at the time of our post-effective amendment.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE


This registration statement relates to an offering of securities that will commence on the effective date of this registration statement and terminate upon the closing of a business combination transaction and the sale of our current stockholder's shares, if any. This series of related transactions will require the use of at least two different forms of prospectus:

o Our first prospectus is included in this registration statement and will be used in connection with our company's discussions with potential targets, the selling stockholders' discussions with advisors, owners of a target entity and other participants in a potential business combination.

o Our second prospectus will be included in a post effective amendment to this registration statement that will be filed after we execute a letter of intent relating to a specific business combination. The second prospectus will be used
i) to finalize the terms of the business combination, formally offer acquisition shares to the stockholders of the target entity, and ii) to offer the stockholders' shares on a negotiated transaction by transaction basis to third parties associated with the business combination including stockholders of the target entity and other participants in the proposed business transaction upon closing of the business combination and release of the stockholders' shares from escrow.


         (THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

                      CONTRARIAN PUBLIC INVESTMENT I, INC.

                                15,000,000 SHARES
                     TO BE ISSUED BY US IN CONNECTION WITH A
                       BUSINESS COMBINATION; AND 1,850,000
          OUTSTANDING SHARES TO BE DISTRIBUTED BY SELLING STOCKHOLDERS

This registration statement covers an initial public distribution of our stock. We are a "blank check company" as defined by the Securities and Exchange Commission ("SEC") in Rule 419 of the Securities Act of 1933 (the "Securities Act"). We have registered this distribution for the purpose of creating a "public shell" and facilitating our plans to engage in a merger or acquisition transaction with a company to be identified in the future. We refer to merger and acquisition transactions as "business combinations."


We have registered 15,000,000 acquisition shares that we will offer and may issue in a single business combination transaction. We will receive property in exchange for the acquisition shares.

We have registered 1,850,000 issued and outstanding shares that 33 stockholders, including three of our officers, will offer and may transfer to third parties upon closing of a business combination and release of their shares from escrow. The cash prices to be paid by the purchasers for the stockholders' shares will be negotiable at a fixed price on a transaction by transaction basis and such transactions may occur after completion of the business combination. We will not receive any proceeds from the sale of the stockholders' shares. In the event we are able to complete a business combination, our shares may become quoted on the OTC Bulletin Board or listed on a securities exchange; the prices paid to our stockholders for any shares sold by them would then be at prevailing market prices. There can be no assurance that our stock will ever be quoted on the OTC Bulletin Board or listed on a securities exchange.

This is a "self-underwritten" distribution. That means we will not use an underwriter in connection with the negotiation of a business combination or the issuance of any acquisition shares. Likewise, our stockholders will not use an underwriter in connection with their resale of their shares. The proceeds from the resale of such shares and received by our stockholders may be substantial. However, we reserve the right to enter into appropriate underwriting or brokerage contracts if warranted. Our stockholders are subject to Rule 419. All stock certificates representing our issued and outstanding common stock, which are owned by the stockholders, and our stock transfer ledger have been deposited in escrow with Regions Bank, N.A. We refer to this escrow as the "Rule 419 escrow." The stock certificates and stock ledger deposited in the Rule 419 escrow will be held in trust for the sole benefit of the stockholders until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419. There has never been a public market for our shares and the resale of the stockholders shares will be prohibited until we have closed a business combination and the stockholders' shares have been released from escrow. If we ultimately are unable to negotiate a suitable business combination, comply with Rule 419 and close the proposed transactions within 18 months from the date of this prospectus, we intend to deregister the stockholders' and acquisition shares and dissolve the corporation. There is no assurance that a market for the corporation's shares will ever develop.

Investing in our shares is extremely speculative. The offering described in this prospectus involves a very high degree of risk. Persons who cannot afford to lose their entire investment should not consider an investment in our shares. SEE "RISK FACTORS" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement we filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted The date of this preliminary prospectus is ____________, 2006.

                                TABLE OF CONTENTS


Prospectus Summary..........................................................  1
Summary of the Business Combination Offering................................  2
Summary Financial Information...............................................  4
Risk Factors................................................................  5
General Risk Factors........................................................  5
Use of Proceeds............................................................. 11
Arbitrary Determination of Offering Price................................... 11
Dilution.................................................................... 11
Capitalization.............................................................. 12
Legal Proceedings........................................................... 12
Managements' Discussion and Analysis of Financial
  Condition and Results of Operations....................................... 12
Proposed Business........................................................... 13
Management.................................................................. 22
Executive Compensation of Officers and Directors............................ 28
Principal Stockholders...................................................... 29
Certain Relationships and Related Transactions.............................. 30
Description of Securities................................................... 30
Plan of Distribution........................................................ 34
Shares Eligible for Future Sale............................................. 39
Experts..................................................................... 40
Legal Matters............................................................... 40
Where You Can Find Additional Information................................... 40

Information Not Required in Prospectus...................................... 41

Index to Financial Statements: ..................................... F-1 - F-22
Exhibits

                                     PART I

                  NARRATIVE INFORMATION REQUIRED IN PROSPECTUS
                    INSIDE FRONT AND OUTSIDE BACK COVER PAGES
               SEE FRONT AND BACK COVER PAGES OF THIS PROSPECTUS.

                               PROSPECTUS SUMMARY


                 YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY
              IN ORDER TO UNDERSTAND THE RISKS OF OUR BUSINESS PLAN
            AND THE TERMS OF THIS OFFERING. YOU SHOULD PAY PARTICULAR
                 ATTENTION TO THE DISCUSSION IN THE RISK FACTORS
                SECTION OF THIS PROSPECTUS, BEGINNING ON PAGE 5.

We are classified as a "blank-check" company, sometimes referred to as a "shell" company. It is a legally formed entity that is designed to facilitate transactions with and for other corporations that have ongoing operations, but may not have, in the past, structured their corporate formation to facilitate the eventual trading of their stock. As a "blank-check" corporation, we may present an advantageous merger candidate, as it has already established an identity with the Securities and Exchange Commission ("SEC") in the form of a reporting history.


Blank check companies may offer an alternative route to "go public" for smaller companies which may not have the opportunity or wish to initiate an initial public offering ("IPO"). Companies that can complete an underwritten IPO may find that route to be more advantageous, as it is a process that can raise a significant amount of capital for the company in a relatively short amount of time.


Certain disadvantages are inherent in becoming a public company, and these should be carefully considered by any business considering a possible business combination with us. Immediately upon consummation of a merger with us, the surviving entity would be subject to all of the reporting requirements of the Securities Exchange Act of 1934 (the "1934 Act"). Additionally, management would assume certain fiduciary duties with respect to shareholders and the public, including, but not limited to; the timely disclosure of all material information regarding our company that might bear upon the consideration of our stock as a suitable investment; the duties of care and loyalty in the conducting of our business; and the duty not to misappropriate corporate opportunities.

Prior to entering into a business combination, we will fulfill the reporting requirements of the 1934 Act through the services of our officers, directors and general counsel.


We were incorporated in the State of Colorado on August 21, 2003. Our principal executive office is located at 735 Broad Street, Suite 218, Chattanooga, Tennessee 37402. Our telephone number is (423) 265-5062. We do not currently have a website or Internet home page.

                  SUMMARY OF THE BUSINESS COMBINATION OFFERING

Securities to be issued upon completion                15,000,000 shares of our
of a business combination                        common stock, $0.001 par value


Securities Held by selling stockholders          1,850,000 shares of our common
                                                        stock, $0.001 par value


Offering Price                                                  $0.10 per share

Offering Proceeds                                               Not Applicable.

Expiration                                       Date the Offering will expire:
                                              sixteen (16) months from the date
                                                            of this Prospectus*

Common stock outstanding prior
to the offering                                                1,850,000 shares

Common stock to be outstanding after
the business combination                                      16,850,000 shares

*We must file a post effective amendment to this registration statement, successfully complete a reconfirmation offering and close a business combination within eighteen (18) months of the date of this prospectus. We, therefore, believe it will be necessary to complete the offering within sixteen (16) months in order to allow two (2) months to complete the post effective amendment, reconfirmation offering and close a business combination.

CURRENT CAPITALIZATION AND DISTRIBUTION


Our current stockholders hold 1,850,000 shares of common stock which they may offer to sell, in whole or in part, to third parties in connection with a business combination or they may retain all or some of their shares in the business combination. If we are unable to complete a business combination within eighteen (18) months from the date of this prospectus, we intend to deregister the stockholders' shares and the acquisition shares and dissolve the corporation.

We have registered 15,000,000 acquisition shares that we will offer to issue in connection with a business combination. We have also registered 1,850,000 shares that are owned by our current stockholders, three of whom are our officers or directors. The selling stockholders are identified in the prospectus. The stockholders' shares are subject to an escrow agreement and will only be released upon the completion of a business combination or the expiration of the offering period, sixteen (16) months from the effective date of this prospectus. Stockholders may not transfer their shares before the business combination is consummated. However, once the conditions of the escrow are satisfied and the stockholders' shares are released, the stockholders may sell their shares through this offering to any third party associated with the business combination. Our distribution will have two parts in connection with a business combination:


o We will offer to issue up to 15,000,000 acquisition common stock shares to the stockholders of a target.


o Upon closing of the business combination and release of our current stockholders' shares from escrow our stockholders will offer to resell up to 1,850,000 common stock shares to third parties including owners of the target and other participants in the business combination.


We will receive property, consisting of all the issued and outstanding equity stock or substantially all of the assets of the target, in connection with the issuance of the acquisition shares. Upon completion of a business combination, we will have 16,850,000 shares outstanding.

INFORMATION APPLICABLE TO OFFERINGS:


If we are able to locate a single company and negotiate a business combination, we will send each stockholder and each potential shareholder of the target an updated prospectus that describes the proposed business combination and all related transactions. Each stockholder will then be required in a reconfirmation offering to either approve the proposed transactions in writing, or reject the proposed transaction. Stockholders who vote to reject the transaction will continue to be stockholders of the corporation, as their shares were obtained prior to the initiation of the prospectus. The target's shareholders will be required to approve or disapprove the proposed merger but will not take part in the reconfirmation offering. Although we have not commenced the search for a business combination target we plan to do so upon the date this registration statement becomes effective. There can be no assurance that we will be able to locate a target or negotiate a business combination on acceptable terms.

If we are successful in locating a target company which executes an acquisition agreement with us for which the fair value of the business or net assets to be acquired represents at least eighty percent (80%) of the maximum offering proceeds, we will file a post-effective amendment that:

(a) discloses the information required by the S-1 registration statement form., including our financial statements and those of the company acquired, as required by the form and applicable rules and regulations of the SEC;


(b) discloses the results of the initial offering, including stockholder proceeds, underwriting expenses, if any; and


(c) discloses the terms of the offering.


If we ultimately conclude that we will be unable to negotiate a suitable business combination, comply with Rule 419 and close the proposed transactions within 18 months from the date of this prospectus, we intend to distribute any remaining assets to our stockholders and dissolve.

TERMS OF 419 OFFERING

This offering is subject to Rule 419. In accordance with the rule, we have deposited all stock certificates for our current stockholders in the Rule 419 escrow. Stock certificates in the Rule 419 escrow will be held in trust for the sole benefit of those stockholders until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419. Stockholders will not be permitted to sell or transfer their shares until we complete a business combination and their shares are released from the Rule 419 escrow.

If we negotiate a business combination, we will file an amendment to our registration statement that includes the information specified in Rule 419(e)(1). Within five days after the effective date of this amendment, we will deliver an updated prospectus to each of our current stockholders. Each stockholder will then be required to either approve the proposed transaction in writing or reject the proposed transaction. If our stockholders approve the business combination, we will close the business combination and (i) the 15,000,000 acquisition shares will be distributed in accordance with the terms of the merger agreement and this offering to the stockholders of the target company, and (ii) our stockholders, upon release of their shares from escrow, will offer their shares, if they choose to do so, to third parties associated with the business combination.

GENERAL BUSINESS COMBINATION STRATEGY

The following example provides summary forward-looking information on the future ownership of our company assuming that up to 15,000,000 shares are issued in connection with a business combination and 1,850,000 selling shareholder shares are sold in the offering.


                                     Original    Stock issuances   Potential future   Percent of
                                     Holdings      and (sales)         ownership        total
                                     --------    ---------------   ----------------   ----------
Our Stockholders                     1,850,000    (1,850,000)                  0             0%

Stock currently outstanding                 --            --

Stockholders shares
sold in this offering                       --     1,850,000           1,850,000         10.98%

Owners of the Target
business combination acquisition
shares received                             --    15,000,000          15,000,000         89.02%
                                                                     -----------        ------

Total Shares Outstanding
after business combination                                            16,850,000        100.00%
                                                                     ===========        ======

Our stockholders will not receive a physical stock certificate or be permitted to sell their shares until we negotiate a business combination, comply with the requirements of Rule 419, close the transaction and release their shares from the Rule 419 escrow. All of our outstanding and issued common stock and our shareholder ledger is currently held in escrow so that physical stock certificates may be returned to all of our shareholders only upon consummation of the business combination transaction. Our shares are not expected to qualify for immediate inclusion in a national exchange after completion of a business combination and may never qualify for such a listing. If a national exchange listing is unavailable, the likely alternative would be a listing on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that do not qualify for inclusion on any national exchange. If a public market for our shares develops, it is likely to be illiquid and volatile. There can be no assurance that after a business combination we will be successful in securing a listing on a national exchange or the OTC Bulletin Board.


                          SUMMARY FINANCIAL INFORMATION

The following table sets forth our historical selected financial information for the period from our inception, August 21, 2003, to June 30, 2005 (audited) and for the period from our inception, August 21, 2003 to March 31, 2006 (unaudited). The data is derived from our financial statements which are included elsewhere in this prospectus and is qualified in its entirety by our financial statements.

                                    FROM INCEPTION, AUGUST 21, 2003         FROM INCEPTION, AUGUST 21, 2003
STATEMENT OF OPERATIONS DATA        TO PERIOD ENDED JUNE 30, 2005           TO PERIOD ENDED MARCH 31, 2006
----------------------------        -------------------------------         -------------------------------
Revenue                                     $    .00                                    $    .00

Net (Loss) Income                             (116,850)                                    (146,850)
(Loss) Earnings Per Share:
Basic and Diluted                               (.06)                                       (.08)

BALANCE SHEET DATA                  PERIOD ENDED JUNE 30, 2005              PERIOD ENDED MARCH 31, 2006
----------------------------        -------------------------------         -------------------------------
Current Assets                              $   .00                                      $   .00

Total Assets                                    .00                                          .00
Liabilities Shareholder Loans                  115,000                                     145,000
Stockholders' (Deficiency)                    (115,000)                                   (145,000)

                                  RISK FACTORS

Our shares offered hereby are extremely speculative and our business plan involves a high degree of risk. We believe that an investment in the common stock of a blank check company is one of the most speculative investments available and should not be purchased by investors who cannot afford the loss of their entire investment.

                              GENERAL RISK FACTORS


If we need additional financing to continue operations, our ability to locate the best available business opportunity may be impaired and our stockholders investment could thereby be threatened or reduced.

We have access to very limited funds, and such funds may not be adequate to take advantage of any available business opportunities. Even if our funds prove to be sufficient to complete a business combination, we may not have enough capital to operate the business combination after closing if the business combination requires additional capital to execute its business plan. The ultimate success of any business combination after closing may depend upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital after closing our business combination and will not do so until we complete a business combination and determine a need for additional financing. If additional capital to operate the business combination is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. We currently have no working capital or assets and are dependent upon our president who has orally agreed to loan us up to a total of $175,000 to fund this offering and our business combination search. Of that amount we have approximately $30,000 remaining. There can be no assurance that this amount will be adequate to locate and complete the business combination.

Our lack of operating history may severely impact our ability to operate and locate the best available business opportunity and you will not have any basis on which to evaluate our ability to locate and close a business combination.

Our company was formed in August of 2003 for the purpose of registering its common stock under the 1933 Act and acquiring a business opportunity. We have no operating history, revenues from operations, or assets and therefore you have no basis upon which to evaluate our ability to locate a business combination or complete this offering. We face all of the risks of a new business plus the special risks inherent in the investigation, acquisition, or involvement in a potential business combination.

If we are successful in locating a business combination, our officers' lack of experience with a Rule 419 transaction and the pressure to timely close a business combination may hamper our ability to complete this offering resulting in the loss of our stockholders' share value.

This is the first Rule 419 offering our directors and officers have engaged in. Their lack of experience with Rule 419 transactions as well as the pressure to timely close a business combination could result in our officers and directors experiencing difficulty in closing the business combination in a manner acceptable under the requirements of Rule 419. Failure to close a business combination within the time constraint imposed by Rule 419 would result in this offering not being completed and in our stockholders losing all the value of their shares.

A desirable business combination target will be unavailable to our company if the target cannot provide audited financial statements.

Section 13 of the Securities Exchange Act of 1934 (the "1934 Act"), requires companies subject to that section to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by us. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

We will be putting significant reliance upon Financial Statements in selecting a potential business combination which could result in a poor choice of candidates. We will require audited financial statements from companies that it proposes to acquire. Given cases where audited financials are available, we will have to rely upon interim period unaudited information received from target companies' management that has not been verified by outside auditors. The lack of the type of independent verification which audited financial statements would provide, increases the risk that we, in evaluating an acquisition with such a target company, will not have the benefit of full and accurate information about the financial condition and recent interim operating history of the target company. This risk increases the prospect that the acquisition of such a company might prove to be an unfavorable one for us or the holders of our securities.

No potential business opportunity has been identified and there is a substantial likelihood that any business we locate will represent a significant risk to our stockholders and their investment.

We have not identified and have no commitments to enter into or acquire a specific business opportunity and, therefore, we can only disclose the risks and hazards of a business or opportunity that it may enter into in only a general manner, and we cannot currently disclose the risks and hazards of any specific business or opportunity that we may enter into. A stockholder can expect any potential business opportunity we might consider to be quite risky. Our acquisition of or participation in a business combination will likely be highly illiquid and could result in a total loss to us and our stockholders of their investment if the business or opportunity proves to be unsuccessful. In addition, should our officers need cash or the return of funds advanced to the company, they may not be objective in reviewing a potential business combination as they may be more concerned about the return of funds then locating a business combination which would be of benefit to all our stockholders.

We may not be able to conduct an effective and exhaustive investigation and analysis of potential business opportunities, as our operating funds and management time availability are limited and such limitations may result in a poor selection of a business opportunity.

We have no cash and are dependant on our president for advances to operate the company. Our financial situation and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before we commit our capital or other resources thereto. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. Because our officers and directors have a limited experience in business analysis, there can be no assurance that they will consummate a business combination transaction with the most optimal target available. We will be dependent upon our president, Mr. Doug Dyer, who has orally agreed to advance up to the sum of $175,000 to fund our search for a business combination. There can be no assurance that Mr. Dyer will be capable of supplying the aforementioned funds.


We will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking our participation. A significant portion of our available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

We currently have three individuals who are serving as our only officers and directors. We will be heavily dependent upon their skills, talents, and abilities to implement our business plan, and may, from time to time, find that the inability of our officers and directors to devote their full time attention to our business results in a delay in progress toward implementing our business plan. Furthermore, since only three individuals are serving as our officers and directors, we will be entirely dependent upon their experience in seeking, investigating, and acquiring a business and in making decisions regarding our operations. We anticipate that our officers and directors will only be capable of spending an aggregate of 10 hours per week on the operation of our business.


There can be no assurance that we will be successful in selecting a profitable business combination. Which would result in our stockholders not being able to receive a return of their investment.


There can be no assurance that we will acquire a favorable business opportunity. If we become involved in a business opportunity, there is no assurance that it will generate revenue or profits, or that the market price of our common stock will increase as a result of the operations of the business combination.


Even if we negotiate and close a business combination, an active, sustained and stable public market for our shares may never develop, negatively effecting stockholder liquidity and value.


Even if we are successful and negotiate and close a business combination, an active, sustained, and stable public market for our shares may never develop, as the target we acquire may not have the attributes necessary to qualify for listing on a stock exchange or have an adequate number of outstanding free trading shares or stockholders to create an active market in our stock.

Our reconfirmation offering will be a "take it or leave it" proposition, and failure to obtain reconfirmation will result in unwinding of the business combination and deregistration of our stockholders shares.

We must conduct our reconfirmation offering as soon as we negotiate a transaction where the fair market value of the target exceeds $2,696,000. If we select a target and engage in a reconfirmation offering that is not accepted by the sufficient percentage of current stockholders specified in the target acquisition agreement, Rule 419 will require that we unwind the potential business combination and deregister our current stockholder's shares and the acquisition shares. There is currently no public market for our shares and there is no assurance that such a market will ever develop.


                  RISKS FOR CERTAIN NON-AFFILIATE SHAREHOLDERS


Depending on the nature of the business combination entered into, it is possible that management will receive favorable terms of exchange with the target company that will not be available to other shareholders.

Management may actively negotiate or otherwise consent to the purchase of any portion of their common shares as a condition to or in connection with a proposed merger or acquisition transaction. It is emphasized that due to our management owning 653,033 or 35.3% of our outstanding common stock that they may effect transactions having a potentially adverse impact upon our shareholders pursuant to the authority and discretion of our management to complete acquisitions subject only to the reconfirmation. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires.

Existing stockholders may suffer significant dilution to their ownership percentage in the company, insofar as the business combination entered into may involve the issuance of a large number of authorized but unissued shares to the target company stockholders.


It is likely that we will acquire our participation in a business opportunity through the issuance of our common stock or other securities. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest (i.e. 80% or more) of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, our current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. By the terms of this registration statement, we are anticipating issuing up to 15,000,000 shares of our common stock in a business combination transaction. This could result in substantial dilution in the equity of those who were our stockholders prior to such reorganization whereby our current stockholders' ownership would be reduced from 100% to 10.98%. Any such issuance of additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in our company by the current officers, directors and principal shareholders.


You will not be able to sell your shares until we complete a business combination and will have no potential liquidity for your shares until such business combination is consummated.

Our stockholder ledger and stock certificates for all existing stockholders have been deposited in an escrow account and will be held in trust until we close a business combination. Current stockholders will not be able to sell or transfer their shares until we have completed a business combination and the escrow agent has released their stock certificates to them.

We expect a business combination will result in a change of control and our current officers will not have any power to ensure that an active trading market develops.

We plan to issue up to 15,000,000 acquisition shares in connection with a business combination. Therefore we expect a business combination to result in a change in control. After a change in control, the owners of the target will have the right to appoint their own officers and directors and our current officers will have no power to influence future decisions, seek a listing for our stock or take any other action to promote an active public market. There can be no assurance that we will be able to negotiate appropriate after-market support agreements or that any terms we negotiate will be effective. If the combined companies do not devote sufficient time and resources to developing and promoting an active trading market, you may be unable to sell your shares at any price.

The personal pecuniary interests of our officers may conflict with their fiduciary duties to our shareholders.

It is likely that a business combination and the potential resale of certain shares issued to our officers and directors will result in the transfer of property to us and the payment of cash to our officers and directors. Therefore, the personal pecuniary interests of our officers and directors may conflict with their fiduciary duties to our shareholders since they will, as part of the acquisition agreement, negotiate a fixed price for the sale of their shares prior to any potential active trading market developing. Consequently, it is possible that our officers and directors may select a target for a business combination that has the ability to purchase our stockholder's shares but does not necessarily represent the best business combination for the stockholders who wish not to sell but retain their shares after the closing of the business combination. We will not receive any proceeds from the sale of our stockholder's shares.

Our inability to compensate our officers and principal advisors with cash will increase the potential for conflicts of interest which may cause harm to non-affiliate stockholders.


Certain conflicts of interest exist between us and our officers and directors as follows:

(a) They have other business interests to which they devote their attention, and they may be expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as to whether certain needs of our company may not be adequately and necessarily addressed, provided our officers and directors elect to devote attention to outside interest when they could be attending to the needs of our company;


(b) Certain of our officers and directors may own material amounts of the issued and outstanding stock of several additional corporations which may be formed in the future which are likely to be used as additional shell companies. Thus, we may be in competition with other shell companies owned, in part, by our officers and directors. in seeking merger candidates.



(c) It is anticipated that our officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. In this process, our officers and/or directors may consider their own personal pecuniary benefit rather than the best interests of our shareholders, and our shareholders are not expected to be afforded the opportunity to approve or consent to any particular stock buy-out transaction. It is anticipated that our officers and directors may be paid a substantial profit over the initial cost of their shares in connection with the sale of their shares in the offering.


             CERTAIN RISKS FOR OWNERS OF POTENTIAL TARGET COMPANIES


You should expect increased scrutiny from the regulatory community and skepticism from the financial community if you enter into a business combination with our company.


Congress has found that blank check companies have been common vehicles for fraud and manipulation in the penny stock market. Moreover, the financial community views shell transactions with a high degree of skepticism until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance. Increased regulatory scrutiny and heightened market skepticism may increase your future costs of regulatory compliance and make it more difficult for the combined companies to establish an active trading market.


You should not consider a business combination with our company if you currently need additional capital, or will require additional capital within 12 to 18 months.


A business combination with our company will not provide an effective means of accessing capital markets. Therefore, you should not consider a business combination with us if you currently need additional capital, or will require additional capital within 12 to 18 months. Until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance, it will be very difficult, if not impossible, for you to raise additional capital to finance the combined companies' operations. You cannot assume that the combined companies will ever be able to raise additional capital.


Our regulatory status may make a business combination more complex and expensive and thereby reduce our ability to locate and close a business combination.


This distribution has been registered on Form S-1. Our decision to use this form may make compliance with the disclosure and reconfirmation requirements of Rule 419 more difficult. Our future SEC filings must comply with the requirements of Regulations S-K and S-X, which can be more complete than their counterparts under Regulation S-B. Therefore, the owners of a potential target may decide that the added cost of regulatory compliance will make our company less desirable.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of the federal securities laws. When used in our documents or in any oral presentation, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings (loss), capital expenditures, dividends, capital structure or other financial terms. Certain statements regarding the following particularly are forward-looking in nature:

o Our business plan and the availability of suitable targets;

o Our ability to locate an acceptable target, conduct an adequate due diligence investigation and negotiate a successful business combination;

o Our ability to execute our business plan in compliance with the requirements of Rule 419;

o The potential development of a public trading market for the combined companies' shares.


These statements are forward-looking and reflect our current beliefs, opinions and expectations. They are subject to a number of risks and uncertainties, including the risk factors and other uncertainties described in this prospectus. We do not intend to update our forward-looking statements unless they become false or materially misleading. In light of the many risks and uncertainties surrounding our business plan, potential purchasers of our shares should be aware that we can provide no assurance that any of the forward-looking statements in this prospectus will occur or prove to be accurate.


                         OUR DISTRIBUTION IS SUBJECT TO
                   SECURITIES AND EXCHANGE COMMISSION RULE 419

We are a "blank check company" as defined in Rule 419. This section explains the requirements of Rule 419 and describes the procedures we will implement to insure compliance with that Rule.

PURPOSES AND BACKGROUND OF RULE 419

Blank check companies have been used as vehicles for fraud and manipulation in the penny stock market. In response to a Congressional mandate, the SEC adopted Rule 419, which requires blank check companies to implement certain safekeeping, disclosure and reconfirmation procedures in their public offerings, including:


o All securities issued in connection with the offering must be deposited in an escrow account maintained by an insured depository institution.

o File an initial registration statement disclosing all the specific terms of the offering including, but not limited to, the terms of the escrow agreement and the obligation of the registrant to provide and the right of the purchaser to receive information regarding an acquisition including the requirement that the purchasers confirm in writing their investment as required by the Rule 419.

o Upon the location of a suitable business combination and the execution of a merger or acquisition agreement, which provides that the target or assets acquired shall have a fair value which represents at least 80 percent of the maximum offering proceeds, the registrant shall file a post-effective amendment. The post- effective amendment must disclose the information required by registration statement form S-l, the offering proceeds received to date, and any funds disbursed to officers, directors, promoters, controlling stockholders, or affiliates. In addition, the amendment must disclose the terms of the offering.

o Within five business days after the effective date of the post-effective amendment, the registrant is required to send, by first class mail, to each stockholder with shares in escrow, a copy of the prospectus contained in the post-effective amendment.

o Each such stockholder shall have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant, in writing, that the stockholder confirms their investment or not.

o If a sufficient number of stockholders confirm their investment, and the acquisition can be consummated within 18 months from the effective date of the initial registration statement, then the stock and/or funds held in escrow can be released to the stockholders or registrant.

o The registrant must furnish to security holders audited financial statements for the first full fiscal year of operations Following consummation of the Rule 419 acquisition no later than 90 days after the end of such fiscal year.

APPLICATION OF RULE 419

Rule 419 applies to every registration statement filed by a blank check company. The staff of the SEC's Division of Corporation finance has taken the position that Rule 419 applies to both issuer transactions and the resale of outstanding securities. We will comply with the applicable requirements of Rule 419.

All stock certificates representing all issued and outstanding shares have been deposited in the Rule 419 escrow. Those certificates will be held in trust for the sole benefit of the stockholder until we negotiate an acquisition and comply with the disclosure, reconfirmation and closing requirements of Rule 419.

All shares deposited in the Rule 419 escrow will be represented by individual stock certificates that are registered in the names of the individual stockholders. While certificates for the shares are held in the Rule 419 escrow, the stockholders will be entitled to all of the voting and other rights of stockholders of our company. However, shares deposited in the Rule 419 escrow may not be sold or transferred by the stockholders, except upon death or pursuant to a qualified domestic relations order.

SELLING STOCKHOLDERS


Our stockholders represent all the existing purchasers of our shares at the date of this offering. All offers for the resale of stockholders' shares will not occur until successful completion of our reconfirmation offering to the stockholders, closing of the business combination and release of the stockholders' shares from the Rule 419 escrow. Therefore, the resale of our stockholders' shares will not result in any proceeds that can be deposited in escrow.

Shares deposited in the Rule 419 escrow are registered in the name of the stockholder and accompanied by duly executed instruments of transfer. Purchasers of the stockholders' shares will not obtain title to their shares or have any voting or other stockholders' rights until the resale transactions are closed. Pending closing of the resale transactions, all voting and other stockholders rights will remain vested in our stockholders.


RECONFIRMATION OFFERING

Rule 419 requires us to conduct a reconfirmation offering before we close a business combination. We will take the following steps to insure compliance with the requirements of Rule 419:

o When we negotiate a business combination, we will sign a preliminary agreement with the Target that the closing of the business combination transaction is contingent upon the approval of (i) the target's stockholders and (ii) completion of our reconfirmation offering.


o When our officers negotiate agreements for the resale of stockholders' shares, they will sign agreements with potential purchaser(s) that are contingent upon
(i) the approval of the business combination by the Target's stockholders and
(ii) the successful completion of our reconfirmation offering.

o When conditional agreements have been signed by all parties, we will file a post-effective amendment to our registration statement that contains the information required by the Rule 419(e) (1) (i) - (iii), together with other appropriate disclosures including the information required by registration statement form S-1, offering proceeds received to date and any proceeds of sale disbursed to officers, directors, promoters, controling stockholders, or affiliates.

o Before we conduct our reconfirmation offering, we will deliver an effective post effective amended prospectus to each stockholder of the target and each of the stockholders.

o If a sufficient number of our stockholders (as determined by the provisions of the acquisition agreement) approve our reconfirmation offering, we will deliver a final prospectus to the stockholders and the stockholders of the target and close the business combination.

In connection with our reconfirmation offering, each stockholder will be given at least twenty business days and not more than forty-five business days from the effective date of the post-effective amendment to consider the amended prospectus information, make their reconfirmation decision and notify us in writing that the stockholder approves the terms of the offering.

Rule 419 requires us to treat a stockholder's failure to respond to our reconfirmation offering as a rejection of the reconfirmation offering terms. If a sufficient number of the stockholders do not approve the terms of our reconfirmation offering in writing, all proposed transactions will be abandoned.


Our stockholders should understand that if our reconfirmation offering provides for a relatively low reconfirmation threshold, they might not be able to rely on the collective business judgment of a large number of other stockholders in making a reconfirmation decision. Conversely, if our reconfirmation offering provides for a relatively high reconfirmation threshold, the stockholders as a group might have the power to overrule individual decisions.

After we complete our reconfirmation offering and close a business combination, we will send a notice of completion to the escrow agent. This notice will include a copy of our final prospectus and identify the tockholders that approved the terms of our reconfirmation offering in writing and who will be selling their shares as part of the business combination transaction. Upon the receipt of this notice, the escrow agent will release all of the remaining stock certificates from the Rule 419 escrow and we will file a prospectus supplement that indicates the number of shares released from the Rule 419 escrow and the date of such release. Those stockholders choosing not to sell their shares as part of the business combination transaction will retain their shares and receive their stock certificates from the escrow.

Subject to the limitations described in this prospectus, certain stockholders may resell or transfer all or any portion of their shares to existing shareholders, participants in a business combination and others. The proceeds from the resale of the stockholder shares may be substantial. We will not have any interest in the proceeds from the resale of any stockholder shares.


USE OF PROCEEDS

If we close a business combination, we will retain equity consideration in connection with the issuance of our shares. It is impossible to predict the value of such shares.

There can no assurances that any business combination will be completed. In that event, there is a substantial risk to us that failure to complete a business combination will significantly restrict our business operation and force management to cease operations and liquidate our company.


Subject to the limitations described in this prospectus, certain stockholders may resell or transfer all or any portion of their shares to existing stockholders and participants in a business combination. The proceeds received from the resale of stockholders shares may be substantial. We will not receive any benefit or have any interest in the proceeds from the resale of any stockholders shares.


REPORTS TO STOCKHOLDERS

We plan to furnish our stockholders with an annual report for each fiscal year containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deem appropriate. We intend to comply with the periodic reporting requirements of the 1934 Act for so long as we are subject to those requirements.


                                    DILUTION

On the date of this prospectus, our net tangible book value (deficiency) is ($145,000) or approximately ($0.08) per share. Since the potential transfer and/or sale of our original stockholder shares involves currently issued and outstanding shares, it will not change the net tangible book value of our stock. We cannot predict whether a business combination will ultimately result in dilution to the investors. If the target has a weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be no material dilution. If appropriate, the prospectus for our reconfirmation offering will include a detailed dilution discussion.

                                 CAPITALIZATION


The following table sets forth our capitalization at March 31, 2006. This data is qualified in its entirety by our financial statements.

                                                        As of March 31, 2006
                                                        -----------------------
Common stock, $0.001 par value, 50,000,000 shares
authorized, 1,850,000 shares issued and outstanding,                $   1,850
Preferred, $0.001 par value, 50,000,000 shares
authorized, no shares issued and outstanding                                0
Deficit accumulated during development stage                         (146,850)
                                                                    ---------
Total stockholders' (deficiency)                                    $(145,000)
                                                                    ---------


                                LEGAL PROCEEDINGS

Neither our company nor any of our affiliates are a party, nor is any of their property subject, to material pending legal proceedings or material proceedings known to be contemplated by governmental authorities.

                      MANAGEMENTS' DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

We intend to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. We have no particular acquisitions in mind and have not entered into any negotiations regarding such an acquisition. None of our officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between our company and such other company as of the date of this registration statement.


As stated hereinabove, we will not acquire or merge with any entity which cannot provide independent audited financial statements prior to our filing a post-effective amendment and subsequently closing of the proposed transaction. We will be subject to all of the reporting requirements included in the 1934 Act upon filing a Form 8-K subsequent to the effectiveness of this registration statement. Included in these requirements is the affirmative duty to file independent audited financial statements as part of its Form 8-K to be filed with the SEC upon consummation of a merger or acquisition, as well as our audited financial statements included in our annual report on Form 10-K. If such audited financial statements are not available prior to closing, or within time parameters necessary to insure our compliance with the requirements of Rule 419, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing will not be possible.


PRESENT FINANCIAL CONDITION

We were incorporated in the State of Colorado on August 21, 2003. Our founders acquired 1,850,000 shares of our common stock at our company's par value of $0.001, for a total of $1,850.

The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.


We have incurred organization, operating and offering costs of $146,850 through March 31, 2006. All costs and expenses incurred to date in the amount of $145,000 have been paid by our president, Doug Dyer, who has agreed to continue to pay our future expenses, up to a set limit until a business combination is completed on behalf of the company. Upon our request, Mr. Dyer has orally agreed to advance our company the sum of up to $175,000 for past and future costs and expenses in completing this offering and locating a business combination. Mr. Dyer's advances are considered as no interest loans to us and will only be repaid if we are successful in closing a business combination. We intend to make the repayment of Mr. Dyer's advances by the target, in cash, a condition to closing any acquisition or merger agreement. Should Mr. Dyer fail to make his promised advances, or in the event such advances are inadequate, our ability to locate and/or close a business combination would be severely limited, if not impossible. We believe that Mr. Dyer's agreement with us, although unwritten, is an enforceable agreement. Our liability to repay Mr. Dyer in the sum of $145,000 is our only outstanding liability.

LIQUIDITY AND CAPITAL RESOURCES


Our company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholder's equity. Our company's balance sheet (unaudited) as of March 31, 2006 reflects a current asset value of $0.00, and a total asset value of $0.00. We currently have no working capital. However, our president, Doug Dyer, has agreed to loan us up to $175,000. As of the date this prospectus we have approximately $30,000 of funding left to locate a business combination and complete this offering. There is no assurance that this sum will be adequate for our needs.


PLAN OF OPERATIONS

We will use our available cash resources created from advances obtained from Mr. Dyer to pay the cost of operating our company, investigating business opportunities, negotiating a business combination and preparing the required post-effective amendment to our registration statement. We will not pay any compensation to our officers, but we will reimburse out-of-pocket expenses, if any, which they might incur on our behalf from the advances obtained from Mr. Dyer. All out-of-pocket expenses are limited to those which have been pre-approved by management for reimbursement. If advances from Mr. Dyer are not available to reimburse out-of-pocket expenses, then such expenses will only be reimbursed if we are successful in completing a business combination.

We believe Mr. Dyer's commitment, in the remaining sum of $30,000, will be sufficient to handle our cash needs for the next 18 months. However, there can be no assurance that Mr. Dyer will provide the funds he has committed; in the event he does not, our plan of operations would be severely limited until such time as additional working capital could be obtained. If no additional funding sources became available, we would be forced to cease operations and dissolve the company.

During the next eighteen (18) months, our sole activity will be to market our company and look for companies which might make suitable targets and, if successful, complete a business combination that would have the potential of (i) purchasing our stockholders' shares at a profit to the stockholders, and (ii) paying our outstanding liabilities consisting of the advances owed to Mr. Dyer. It is anticipated that we will have a maximum of sixteen (16) months to locate a suitable target and two (2) months to file a post effective amendment to this prospectus to complete a reconfirmation offering and close the business combination.

Our marketing efforts will primarily utilize the personal contacts of our officers who are involved in the investment banking industry or are NASD licensed broker/dealers. We believe that "word of mouth" will be sufficient to locate potential targets, however, there can be no assurance that we will be successful. In the event our "word of mouth" marketing is not successful, we would have to utilize our limited advances to engage consultants and other securities professionals such as lawyers and accounting firms to help market our company. We currently have no cash but have budgeted approximately $15,000 of the funds commited to us by Mr. Dyer to facilitate our marketing efforts.

In the event we are successful in locating a potential target, we will negotiate the terms of the target's acquisition and will engage in a due diligence review of the target. We intend to request a reasonable due diligence fee from the target in order to carry out our due diligence review. The amount of due diligence fee we will request from any potential target will vary according to our perception of the anticipated complexity of such a review. The complexity of any review will be dependent upon a number of factors including the financial size of the target, type of business conducted by the target, whether the target already has audited financial statements and the number of years the target has been engaged in business. We anticipate that our due diligence fee request would be between $2,500 to $15,000, however, it is possible that the due diligence fee could be more, depending on the factors described above.

There can be no assurance that a target will be willing to pay such a due diligence fee or the fee we charge will be adequate to cover our costs. Targets which do not have sufficient capital to pay such a fee will not be considered as business combination candidates.

Nevertheless, we may run out of money if a particular investigation requires significant technical expertise or if we spend substantial amounts of money investigating a potential target and then determine that the potential target is not acceptable.

Rule 419 will require that we deregister the stockholder's shares and acquisition shares if we are unable to negotiate a business combination, complete our reconfirmation offering and close the transaction within eighteen
(18) months from the date of this prospectus. If we ultimately conclude that we will be unable to meet this deadline, we will promptly distribute our remaining assets, if any, to our stockholders and dissolve our company.

The SEC's integration and general solicitation rules will preclude private placement transactions until we complete our reconfirmation offering and close the associated business combination. Therefore, we will be unable to obtain funds by selling additional securities. We have the corporate power to borrow money but credit, in excess of the advances agreed by Mr. Dyer, is not likely to be available. If we spend all of the cash advances available to us and are unable to obtain additional financing, we will be forced to abandon our business and dissolve.

                                PROPOSED BUSINESS

GENERAL

We are a blank check company. Our goal is to engage in a business combination on terms that will give our stockholders a reasonable share of the increased market value that ordinarily arises when a private company makes the transition to public ownership. We have not engaged in any substantive business to date and we have no plans to engage in any particular business in the future. We will not limit our search to a particular industry.

The IPO market has been weak since the spring of 2000 and many proposed IPO's have been delayed or abandoned. Despite uncertain market conditions, we believe that a substantial number of adequately financed private companies want to become publicly held in order to satisfy the requirements of their early-stage investors and implement their growth strategies. We believe our blank check company structure may present a viable alternative for certain private companies that want to be publicly held, but have been unable to conduct an IPO.

OVERVIEW OF SHELL TRANSACTIONS.

The two most common ways for a private company to "go public" are a traditional IPO, or a business combination with a public shell. Most private companies that decide to go public do so because they need to raise capital, but financing is not the only reason private companies decide to go public. Other reasons include:

o Increasing total stockholder value by transforming a private company into a public company;

o Creating an "alternative currency" (i.e., publicly traded shares) that can be used for acquisitions;

o Facilitating equity-based compensation for employees and management;

o Providing investment liquidity for investors and minority stockholders; and

o Preparing a foundation for future financing activities.

We believe an IPO is usually preferable to a shell transaction, but in cases where an adequately financed private company wants to go public for reasons other than a current need for additional capital, we believe it is important for the management and owners to carefully consider the pros and cons of each alternative. The following table highlights some of the differences we believe the management and owners of a private company should consider before deciding between an IPO and a shell transaction.

                                        CHARACTERISTICS OF BUSINESS
CHARACTERISTICS OF IPO MARKET           COMBINATION MARKET
--------------------------------------  --------------------------------------
An IPO usually generates substantial    Business combinations do not usually
cash proceeds and dilutes the           generate substantial cash proceeds or
ownership interest of insiders.         dilute ownership.

The IPO market can be "trendy," and if  The business combination market is
a company is not in a "hot" industry    frequently less concerned with current
it can be difficult or impossible to    market trends.
conduct an IPO.

Secondary markets develop rapidly, the Secondary markets develop slowly, markets are generally liquid and there liquidity is often a problem and there
is usually a good balance between       are frequently more sellers than sellers
and buyers.                             buyers.

The IPO market is very sensitive to     The business combination market has
current market conditions and deals     less sensitivity to current market
are frequently aborted or delayed at a  conditions and deals are less likely
relatively late stage in the process.   to be aborted or delayed in their
                                        final stages.

The IPO market has a high degree of     The business combination market has
visibility and companies that complete  relatively low visibility and
an IPO find it relatively easy to       companies frequently find it difficult
develop "institutional" interest in     to develop "institutional" interest in
their stock.                            their stock.

Because of the competition and due      Companies that engage in shell
diligence associated with the IPO       transactions are generally viewed with
process, companies that complete an     skepticism for an extended period of
IPO are often perceived as more         time.
substantial and credible.

The generic term "public shell" can be used to describe any existing company that has no substantial business activities, a relatively large stockholder base and outstanding stock that may be lawfully resold by the holders. Within this broad definition, there are substantial variations in the structure, value and overall utility of public shells. The factors that are typically considered when evaluating a public shell include:

o Control status Public shells that can offer a controlling interest to the owners of a target are generally more desirable than shells that cannot implement a change in control.

o Regulatory status Public shells that are registered with the SEC are generally more desirable than shells that will be required to register with the SEC at some future date.

o 1933 Act registration Public shells that can issue registered stock in connection with a business combination are generally more desirable than shells that can only issue restricted stock.

o Trading status Public shells that are listed for trading or eligible for immediate listing are generally more desirable than shells that will be required to pursue a listing at a future date.

o Available resources Public shells that have available resources, particularly cash resources, are generally more desirable than shells that have no available resources or material liabilities.

o Prior operations Public shells that have no prior operations are generally more desirable than shells that have prior operations and the potential for contingent liabilities.

o Stock distribution Public shells that have a substantial number of existing stockholders and a relatively even distribution of stock ownership are generally more desirable than shells that have a small number of stockholders, or a few stockholders who control large blocks of stock.

In developing a structure for our blank check company, we have endeavored to maximize our competitive advantages and minimize our competitive disadvantages. Therefore, we believe our company will have a strong competitive position when compared with other available public shells. We can provide no assurances to you, however, that potential targets will find our structure more desirable than competitive shells.

INFORMATION REQUIREMENTS FOR TARGETS

We must file a post effective amendment to our registration statement and conduct a reconfirmation offering before we close a business combination. Rule 419(e)(1) requires that the amendment contain:

o The information specified by Form S-1 and the applicable Industry Guides;

o Audited balance sheets as of the end of the two most recently completed fiscal years and unaudited interim balance sheets for the dates specified in Regulation S-X;

o Audited statements of income and cash flow for the three most recently completed fiscal years and unaudited interim statements of income and cash flow for the periods specified in Regulation S-X; and

o Unaudited pro forma financial information on the combined companies.

We cannot enter a business combination with a target that cannot provide the foregoing information. Our future SEC filings must comply with the requirements of Regulations S-K and S-X, which can more complex than their counterparts under Regulation S-B. Therefore, the owners of a potential target may decide that added cost of regulatory compliance will make our company less desirable than a competing public shell.

SELECTING A TARGET

Immediately upon approval of this Prospectus we anticipate that our officers and a variety of unaffiliated sources will bring potential targets to our attention. Potential lead sources include broker/dealers, investment bankers, venture capitalists, attorneys and other members of the financial community, who may present solicited or unsolicited proposals. We will not enter into exclusive relationships with professional firms that specialize in business acquisitions. We may, however, agree to work with such firms on a non-exclusive basis. In evaluating potential targets, our officers will ordinarily consider the following factors, among others:

o The target's liquidity, financial condition and results of operation;

o The target's growth potential and future capital requirements;

o The nature, competitive position and market potential of the target's products, processes or services;

o The relative strengths and weaknesses of the target's intellectual property protection;

o The education, experience and abilities of the target's management and key personnel;

o The regulatory environment within the target's industry; and

o The market performance of the equity securities of similar public companies in the target's industry.

The foregoing is not an exhaustive list of factors we may consider in our evaluation of potential targets. We will also consider other factors that our officers deem relevant under the circumstances. In evaluating a potential target, we intend to conduct a due diligence review that will include, among other things, meetings with management and key staff, inspection of properties and facilities, reviews of material contracts, financial statements and projections, and any other matters that we believe are relevant under the circumstances.

Our registration statement includes 15,000,000 acquisition shares that we may issue in connection with a business combination. It also includes 1,850,000 shares that our stockholders may resell to our advisors, owners of a target and other participants in the business combination. Within these limits, our officers will have unlimited flexibility to structure a business combination and the resale of the stockholders' shares.

The time, effort and expense required to evaluate a target and negotiate a business combination cannot be predicted with any degree of accuracy. We do not have any full-time employees. Our officers act as part-time employees but are not required to devote any specific amount of time to our business. If our officers do not devote adequate time to investigation, due diligence and negotiations, we may be unable to identify a suitable target, negotiate a business combination and comply with the requirements of Rule 419 in a timely manner.

LIMITED ABILITY TO EVALUATE MANAGEMENT

We intend to evaluate the management of a potential target when considering the desirability of a business combination. We cannot assure you that our assessment will prove to be correct or that a target's management will possess the particular skills, qualifications and abilities required to effectively manage a public company.

We may require the target to recruit additional personnel to supplement its current management team. We cannot assure you that a target will have the ability to recruit additional managers, or that any new management team members that are recruited will have the requisite skills, knowledge or experience. While one or more of our officers may remain involved in the affairs of the combined companies, they are not likely to have execute or board level authority. While our officers have significant experience in a variety of industries, we cannot assure you that they will have significant experience or knowledge relating to the operations of a particular target. The prospectus for our reconfirmation offering will include summary information on the identity, education and experience of the officers, directors and key personnel of the target.

VALUATION OF TARGETS

Our board of directors intends to rely on established criteria that are generally used in the financial community to determine the value of a target and negotiate the terms of a business combination. Our board of directors will ordinarily begin its evaluation of a target using the following objective factors, among others:

o The target's audited balance sheet;

o The target's historical and projected sales; and

o The target's historical and projected results of operations and cash flow.

In most cases, our board of directors will also consider a variety of subjective factors that can have a positive or negative impact on valuation decisions, including:

o Overall conditions in the target's industry and the target's competitive position within its industry;

o The relative strengths and weaknesses of the target's business development plans;

o The market capitalization of similarly situated public companies; and

o The relative strengths and weaknesses of the target, compared with similarly situated public companies.

Based on their analysis, our board of directors will reach a conclusion concerning the fair market value of a target. It will then attempt to negotiate a business combination that maximizes stockholder value. The Board of Directors may retain independent experts to assist in the evaluation of a target but it is not required to do so.

The valuation of a potential target is an inherently subjective process that is subject to a substantial degree of risk and uncertainty. Our directors are not experts in the evaluation of businesses. We can offer no assurance that our directors will be able to accurately assess the value of particular target. Further, we can offer no assurance that our directors will be able to negotiate a business combination on terms that are advantageous to our stockholders. If a business combination is concluded, we can give you no assurance that the combined companies' shares will ever achieve a market price that is in line with the value determined by our board of directors.

AMEX LISTING STANDARDS


The following table summarizes the quantitative listing standards for companies that want to list their securities on the American Stock Exchange however there can be no assurance that we will be able to satisfy the applicable AMEX listing standards after any business combination:


                              STANDARD 1       STANDARD 2           STANDARD 3         STANDARD 4
                              ----------       ----------           ----------         ----------
Operating History             N/A              2 years              N/A                N/A
Stockholders' Equity          $4,000,000       $4,000,000           $4,000,000         N/A
Net  income in last
year or two of three          $750,000         N/A                  N/A                N/A
most recent years
Total Market Capitalization   N/A              N/A                  $50,000,000       $75,000,000 or
Total Assets                  $75,000,000      $75,000,000
and
Total Revenue                 $75,000,000
Minimum Share Price           $3                $3                   N/A                N/A
Market value of public float  $3,000,000        $15,000,000          $15,000,000      $20,000,000

DISTRIBUTION ALTERNATIVES


In addition to the above standards, companies applying for listing on the AMEX must meet certain distribution criteria; 800 public stockholders and 500,000 shares publicly held or 400 public stockholders and 1,000,000 shares publicly held or 400 public stockholders, 500,000 shares publicly held and average daily trading volume of 2,000 shares for last six months.


NASDAQ LISTING STANDARDS


The following table summarizes the quantitative listing standards for companies that want to list their securities on the Nasdaq Stock Market Capital Market or National Market:


---------------------------------------------------------------------------
Requirements                 NASDAQ Capital Market   NASDAQ National Market
                             Initial Listing         Initial Listing
---------------------------  ---------------------   ----------------------
Stockholders' equity or      $5 million or           $15 million
Market value of listed       $50 million or          N/A
securities or
Net income from              $750,000                N/A
continuing operations
(in the latest fiscal year
or in 2 of the 3 last 3
fiscal years)
---------------------------  ---------------------   ----------------------
Publicly held shares         1 million               1.1 million
---------------------------  ---------------------   ----------------------
Market value of publicly     $5 million              $8 million
held shares
---------------------------  ---------------------   ----------------------
Minimum bid price            $4                      $5
---------------------------  ---------------------   ----------------------
Shareholders (round lot      300                     400
holders)
---------------------------  ---------------------   ----------------------
Market makers                3                        3
---------------------------  ---------------------   ----------------------
Operating history or         1 year or               N/A
Market value of listed       $50 million
securities
---------------------------------------------------------------------------


We have 33 stockholders which is insufficient to meet the listing requirements for any exchange. This initial number is likely to decline in connection with our reconfirmation offering. We will endeavor to negotiate a business combination with a target that has sufficient operating history, stockholders' equity, number of stockholders and net income to satisfy the applicable Amex or Nasdaq listing standards. If we are successful in negotiating a proposed transaction with a target that believes the combined companies can satisfy the quantitative listing standards for an Amex or Nasdaq listing, the target may ask us to modify our capital structure by implementing a forward or reverse stock split to facilitate their planned listing application. As long as the aggregate percentage interests of the various classes of stockholders remain unchanged, we are likely to comply with such a request. We will not, however, negotiate a business combination on terms that would result in the combined companies having a public float of less than 1,850,000 shares.

There is no assurance that we will be able to negotiate a business combination with a target that has sufficient operating history, stockholders' equity and net income to satisfy the applicable Amex or Nasdaq listing standards. Even if the quantitative standards are met, the Amex or Nasdaq listing may require the combined companies to establish a trading history before considering a listing application. Therefore, the combined companies' shares will likely have to begin trading on the OTC Bulletin Board, the Pink Sheets or the proposed BBX, and wait to apply for an Amex or Nasdaq listing until all applicable listing standards are met. Under the circumstances, there is no assurance our shares will ever qualify for an Amex or Nasdaq listing.

STRUCTURING A BUSINESS COMBINATION

We believe the most likely business combination structure will involve a "reverse takeover" where we issue acquisition shares in exchange for the assets or outstanding stock of the target. Upon the completion of a reverse takeover, we expect that the former stockholders of the target will likely own a substantial majority interest in the combined companies. Since the ongoing costs and expenses associated with reporting under the Exchange Act can be a significant burden for a small company, we believe that larger established companies are better suited to shell transactions than small entrepreneurial companies. Moreover, a substantial transaction will be required to meet the minimum listing standards for the Amex or Nasdaq.

NO RIGHT TO APPROVE SPECIFIC TERMS

We do not intend to provide information to our stockholders regarding our evaluation of potential targets or the progress of negotiations. Our officers will have the necessary executive and equity voting power to unilaterally approve all corporate actions until we close a business combination. As a result, non officer stockholders will have no effective voice in decisions made by management and will be entirely dependent on management's judgment in the selection of a target and the negotiation of the specific terms of a business combination.

If we successfully negotiate a business combination, the proposed transaction will be presented to our stockholders and be detailed in the reconfirmation offering. Each stockholder will then be required to make an independent decision about whether he wants to vote in favor of the business combination or not. If a stockholder does not approve our reconfirmation offering in writing, Rule 419 requires us to treat the failure to act as a rejection of our reconfirmation offering. If a sufficient percentage, as determined by the terms of the acquisition agreement, of stockholders do not vote in favor of the business combination in writing, we will not close the proposed business combination.

Rule 419 does not require that a specific percentage of stockholders accept our reconfirmation offering. Instead, Rule 419 leaves that issue to negotiations between our company and the target. If the terms of our reconfirmation offering establish a relatively low reconfirmation threshold, non officer stockholders will not necessarily be able to rely on the collective business judgment of others in making their decisions.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target and the stockholders of both companies. We cannot assure you, however, that the Internal Revenue Service or any state tax authority will agree with our tax treatment of the business combination.

BUSINESS DIVERSIFICATION IS UNLIKELY

Rule 419 will require that we conduct our reconfirmation offering as soon as we negotiate a transaction where the fair value of the business or assets to be acquired exceeds $2,696,000, calculated as 80% of the estimated value of the maximum number of shares in exchange for the stock or assets of a target, any material acquisition is almost certain to result in a change in control. We will probably not be able to diversify our operations or benefit from the spreading of risks or offsetting of losses. We will probably be dependent upon the development or market acceptance of a single or limited number of products, processes or services. Our probable lack of diversification may subject us to a variety of economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact on our future business. Accordingly, there is no assurance that our future operations will be commercially viable.

FINDERS' FEES

If our company or the target agrees to pay cash finders' fees, the payments will reduce the cash resources of the combined companies. If our company or the target agrees to pay stock-based finders' fees, the share issuances will reduce the number of shares that would otherwise be available to the owners of a target. Therefore, we believe the target should participate in all decisions respecting the payment of finders' fees. Accordingly, we will not agree to pay any finders' fees or similar compensation without the express consent of the target.

We will not pay finders' fees, commissions or similar compensation to our officers or their respective affiliates. Our company and our officers will not pay any finders' fees, commissions or similar compensation to persons who are not duly licensed broker/dealers without first obtaining an opinion of legal counsel that registration is not required under the circumstances.

Our reconfirmation offering prospectus will disclose the material terms of any agreements for the direct or indirect payment of finders' fees, commissions or similar compensation by our company and/or our officers.

COMPETITION

We expect to encounter substantial competition in our efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than our company and will therefore be in a better position than us to obtain access to attractive business opportunities. We also will experience competition from other public "blank check" companies, many of which may have more capital available than us.

We will remain an insignificant player among the firms that engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Also, we will be competing with a large number of other small public, blank check companies located throughout the United States.

EMPLOYEES

We presently have no full or part time employees. Our officers and directors are engaged in outside business activities, and the aggregate amount of time they will collectively devote to our business will be approximately ten (10) hours per week; however, they will receive no compensation from us for their activity other than the common stock shares issued and disclosed in this offering. Upon completion of the public offering, it is anticipated that management will devote the time necessary each month to our affairs or until a successful acquisition of a business has been completed.

FACILITIES

We are presently using the offices of two of our beneficial shareholders, Mr. Dyer and Mr. Brennan, as our office, an arrangement which we currently deem adequate and expect to continue until the completion of the business combination transaction. We do not have a lease and do not pay rent. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of this offering.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

We have filed a Form S-1 registration statement for this offering. Therefore, the combined companies will be subject to the reporting requirements of the 1934 Act, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of Rule 419(f)(1) the combined companies will furnish all stockholders audited financial statements for the first full fiscal year of operations following consummation of a business combination. We currently do not have a website; we will make available copies of our periodic filings to anyone upon written request.

NO ESTABLISHED MARKET

There has never been a public market for our stock. Even if we complete a business combination, our stock will not qualify for an immediate Amex or Nasdaq listing. At present, the securities of public companies that do not qualify for an Amex or Nasdaq listing are either quoted on the OTC Bulletin Board or published in the Pink Sheets. The markets for OTC Bulletin Board and Pink Sheet securities are notoriously illiquid and volatile. There is no assurance that an active, stable or sustained market for our shares will ever develop.

We have not engaged in discussions or negotiations with potential market makers. We will not approach any market makers until a business combination is completed. We will not take any steps to seek a listing for our shares until the stock certificates are released from the Rule 419 escrow. We do not intend to use consultants or advisors to negotiate with potential market makers or promote an active trading market. Our officers and their respective affiliates will not recommend, encourage or advise stockholders to open brokerage accounts with any broker/dealer. Stockholders will have the exclusive authority to make their own decisions regarding whether to hold or sell their shares. We will not attempt to influence those decisions.

                                   MANAGEMENT

OFFICERS

The following table identifies our directors and executive officers.

NAME                                      AGE                    POSITION
Douglas A. Dyer                            46             President and Director
Jack W. Eversull, Jr.                      62             Secretary and Director
John D. Lane                               57                    Director

The directors named above will serve until the first annual meeting of our stockholders. Thereafter, directors will be elected for three-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between our directors and/or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

Our directors and officers will devote their time to our affairs on an "as needed" basis. As a result, the actual amount of time which they will devote to our affairs is unknown and is likely to vary substantially from month to month. However, we believe that our officers and directors will be capable of delivering an aggregate of at least ten (10) hours per week to our operations.

The following is a brief account of the business experience of each of our directors and executive officers.

Douglas A. Dyer, Director and President. Mr. Dyer has been the president of Contrarian since its inception in August 2003. Concurrently and since 1998, Mr. Dyer has been a founder and owner of Broad Street Ventures, LLC, an investment banking and venture capital firm which invests in businesses and assists businesses with locating sources of debt and equity financing. Prior to joining Broad Street, Mr. Dyer was a licensed representative, holding a Series 7 license, with several securities firms, including First Allied Securities, Inc. (1994-1996); Keogler Morgan, Inc. (1992-1994); Mid Atlantic Securities, Inc. (1991-1992); and Raymond James and Associates, Inc. (1986-1991).

Mr. Dyer has a Bachelor of Science degree in Finance from the University of Tennessee at Chattanooga.


Jack W. Eversull, Jr., Director and Secretary. Mr. Eversull became an officer and director of Contrarian in March 2004. He is also currently engaged as the president of The Eversull Group, Inc., an investor relations which assists companies with their press releases and other public relations firm activities and which he founded in 1997. From 1964 to 1997, Mr. Eversull held various positions with Atmos Energy Corporation and its predecessors, including Vice President of Investor Relations (1989-1997); Senior Vice President, Governmental Affairs and Investor Relations (1988-1989); and Division President, Trans Louisiana Gas Company (1987-1988).


Mr. Eversull received an MBA in Finance and Marketing from Louisiana State University and a Bachelor of Science in Business Administration and Accounting from Northwestern State University.

John D. Lane, Director. Mr. Lane has been a director of Contrarian since August 2003. Concurrently and since 2001, Mr. Lane has been the principal executive officer of Lane Capital Markets, Inc., an investment banking concern. Prior to founding Lane Capital Markets, Inc., Mr. Lane held positions in several investment banking firms from 1984 to 2000, including Boettcher & Co., Inc.; Advest & Co., Inc.; Dain Bosworth, Inc.; and Moseley Hallgarten, Inc.

Since 2002, Mr. Lane has served as chairman of the National Association of Security Dealers ("NASD") District Business Conduct Committee (Boston, Massachusetts); he currently serves on the NASD Small Firm Advisory Board and on the NASD Corporate Finance Committee.

ADMINISTRATION OF OUR AFFAIRS

Our officers and directors have orally agreed to provide certain administrative services for us until we complete a business combination. Under this arrangement, they are authorized to:

(a) provide all necessary office facilities and equipment,

(b) provide all necessary clerical, support and accounting staff,

(c) manage our day-to-day operations,

(d) manage our administrative, accounting and reporting functions,

(e) assist in the investigation of potential targets, and

(f) provide administrative support services to our officers and directors in connection with their efforts to identify a suitable target and negotiate a business combination.

We believe that our officers and director's facilities and staff will be adequate for our needs until we complete a business combination or liquidate our company. The services provided by our officers and directors are done gratis and no written agreement to provide the services exists. In the event our officers and directors should discontinue to provide the administrative services we require, we would have to use our cash advances from Mr. Dyer.

MANAGEMENT'S PRIOR INVOLVEMENT IN SHELL TRANSACTIONS

Current management and affiliates have been involved in the formation of a number of shell companies. The following summary reflects activity by our officers and affiliates with shell transactions.


Name of combined companies Leapfrog Smart Products, Inc.   Americas Power Partners, Inc.    Cytation Corporation
SEC Central Index Key         CIK 0000831669                    CIK 0001072568                 CIK 0000095047
SEC File Number               005-58721                         000-24989                       814-00675
Original name of the
shell company               Albara Corporation           Oak Brook Capital II, Inc.        Stylex Homes, Inc.
Inactive since              September 2002                    Still active                  Still active
Name of target company   Leapfrog Smart Products, Inc.    Americas Power Partners, Inc.     Cytation Corporation
Business of combined
Companies                 Software Engineering          Energy Consulting and Project Mgmt.  Web-Based Education

                         -----------------------------   -----------------------------     --------------------
Closing date                 February 2000                   September 1999                    February 1999
                         -----------------------------   -----------------------------     --------------------
Cash Fees paid by target          None                           $110,000                        None

Shares issued to certain of our  242,000                          330,000                      286,000
Affiliates

Percentage of ownership of Target
held by certain of our affiliates (a)
         Douglas A. Dyer          1.43%                            1.71%                        1.55%
         James H. Brennan         1.43%                            1.71%                        1.55%

Number of shares issued by Target to certain of our affiliates:

         Douglas A. Dyer         121,000                          165,000                      143,000
         James H. Brennan        121,000                          165,000                      143,000

Number of Shares/Amount Sold For by certain of our affiliates in the public market, post-acquisition:

         Douglas A. Dyer         117,221 shares                   20,450 shares                143,000 shares
                                 $356,226 total                   $57,977 total                $84,831 total

         James H. Brennan        78,571 shares                    64,750 shares                128,398 shares
                                 $260,082 total                   $110,090 total               $99,993 total

Shares held by original public
stockholders (b)                 792,000                          378,000                     1,200,000

Shares issued to target/advisors 7,650,000                        9,300,000                    8,050,000

OTC Symbol                        FROG                             APPN                          CYON

Trading since                  February 2000                    January 2000                 February 1999

Highest sale price (*)            $9.50                            $6.75                        $13.75

Lowest sale price (*)              **                              $0.01                         $0.10

Recent Bid                         **                              (***)                         (***)


(*) Obtained from Bloomberg and PC Quote, January 1, 1999 through July 31, 2004

(**) No longer quoted or active


(***) As of the date of this prospectus, the most recent trade occurred for (i) America's Power Partners on 3/28,06 and the bid/ask price vas $0.02 per share; and (ii) Cytation Corp. on 4/28/06 and the bid/ask was $2.60 and $3.90 respectively. This information was obtained from the OTC Bulletin Board website, www.otcbb.com.

(a) In each of the three transactions above, Mr. Dyer and Mr. Brennan were retained as independent contractors to advise and consult with the shell company regarding possible business combinations and capital formation. The were not paid any cash consideration, consulting fees, nor "finders' fees" for their services. The consulting agreements Messrs. Dyer and Brennan had with the companies stated that they would perform certain services and in return would be issued a certain number of shares in the company, at no set price per share, as their sole compensation. Messrs. Dyer and Brennan did not purchase shares for cash in any of the companies. Once the business combinations were completed neither Mr. Dyer nor Mr. Brennan had any involvement in the management of the companies. Mr. Dyer and Mr. Brennan sold a portion of each of their shares from each company in the public market for the shares post- acquisition.


(b) "Shares held by original public stockholders" is defined as those total number of shares that were issued and outstanding, prior to the issuance of shares in connection with the business combination.

In the above prior transactions, the stock of the combined companies has only qualified for listing on the OTC Bulletin Board or American Stock Exchange. In each of these transactions, the market prices have been highly volatile, and the markets have not been active, liquid or sustained. Leapfrog Smart Products, Inc. has subsequently been de-listed from the OTC Bulletin Board for failure to file their required 1934 Act reports in a timely manner and appears to have ceased any gainful activity.

Our officers and directors have also been involved in several prior "blank check" transactions. Utilizing a series of Form 10 Registration Statements, a total of nine (9) companies were created: Providence Capital I, Inc. through Providence Capital VII, Inc. and Providence Capital IX, Inc. and Providence Capital X, Inc. Of the ten blank check companies created, only four consummated mergers with target companies:

Providence Capital I, Inc. (SEC Central Index Key 0001109483; SEC File No. 333-39134). In August 2000, Providence Capital I, Inc. entered into a business combination with United American Companies, Inc. that was structured as a reverse takeover. The stockholders of United American were issued 13,500,000 shares of Providence I common stock in exchange for all the issued and outstanding common stock of United American. The original stockholders of Providence I retained 1,500,000 shares, representing ten percent (10%) of the issued and outstanding shares of the merged company. United American's common stock was never publicly traded, and the company filed a Form 15-12G in May 2001, terminating their registration. They are no longer a reporting company.

Providence Capital II, Inc. (SEC Central Index Key 0001110049; SEC File No. 000-30425). In August 2000, Providence Capital II, Inc. entered into a business combination with Lifelong.com, Inc. Structured as a reverse merger, Providence II issued 20,000,000 common stock shares to the Lifelong stockholders in return for all the outstanding and issued shares of Lifelong. The original Providence II stockholders retained 734,000 or 3.5% of the issued and outstanding common stock shares of the merged company. Lifelong has never been publicly traded and ceased operations in 2001.

Providence Capital III, Inc. (SEC Central Index Key 0001110048; SEC File No. 000-30429) and Providence Capital IV, Inc. (SEC Central Index Key 0001110047; SEC File No. 000-30431) were not successful in locating a business combination and are non-operating companies.

Providence Capital V, Inc. (SEC Central Index Key 0001110044; SEC File No. 000-30433). A reverse merger transaction was entered into between Providence V and Gourmet Station, Inc. in March 2001. Providence V issued 3,250,000 shares of its common stock to the stockholders of Gourmet and the original Providence stockholders retained 750,000 common stock shares (18.75%) Gourmet is still in operation but has never been publicly traded.

Providence Capital VI, Inc. (SEC Central Index Key 0001110043; SEC File No. 000-30435) and Providence Capital VII, Inc. (SEC Central Index Key 0001110726; SEC File No. 000-30437) were unsuccessful in locating a business combination and are non-operating companies.

Providence Capital IX, Inc. (SEC Central Index Key 0001110038; SEC File No. 000-30439). In October 601, Providence IX, in a reverse merger, completed a business combination with Cachestream Corporation. In return for all the issued and outstanding common stock of Cachestream, its stockholders received 7,232,053 shares of common stock of Providence IX. The original stockholders of Providence IX retained 750,000 shares or 9.4% of the issued and outstanding common stock of Providence IX. Cachestream did not trade publicly and it is no longer an operating company.

Providence Capital X, Inc. (SEC Central Index Key 0001110018; SEC File No. 000-30441) was not successful in locating a business combination and is a non-operating company.

Neither Mr. Dyer or Mr. Brennan received any cash, consulting fees or "finders fees" in the above transactions. In addition, as none of the above companies were publicly traded, Mr. Dyer and Mr. Brennan did not sell any of the stock they retained after the business combination, their sole compensation, and therefore did not profit from the transactions and sustained the loss of their expenses. Once the above described business combinations were completed neither Mr. Dyer or Mr. Brennan had any involvement in the management of the companies.

Even if we are successful in completing a business combination, our ultimate business goal of achieving an active, liquid, stable and sustained public market for our common stock may not be achieved, as there can be no assurance that our business plan will be successful. Our shareholders are encouraged to independently review the available public information, including SEC reports, press releases and historical trading data, on the prior transactions effected by our officers and directors.

Detailed information on our officer's and director's activities with respect to these companies is included in the proxy statements and other SEC reports filed both before and after the business combinations. Additional information, including press releases and the trading history of these companies, is available from other public sources. Our shareholders are encouraged to independently review the available public information, including SEC reports, press releases and historical trading data, for the companies that were previously managed by certain of our officers and directors.

CONFLICTS OF INTEREST


Our officers and directors will devote only a small portion of their time to our affairs, estimated to be no more than an aggregate of ten (10) hours per week. There will be occasions when the time requirements of our business conflict with the demands of their other business and investment activities. Such conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to us.

Douglas Dyer, our President, and certain of our officers and directors intend to promote other "blank check" entities in the future. To the extent that other "blank check" entities exist and Contrarian has not been utilized, then a conflict would exist, as our officers and directors may be promoting more than one blank check company at any time.

There is no procedure in place which would allow our officers and directors to resolve potential conflicts in an arms-length fashion. Accordingly, they will be required to use their discretion to resolve them in a manner which they consider appropriate.

Our officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial profit over the initial cost of such shares may be paid by the purchaser in conjunction with any sale of shares by our officers and directors which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial profit may be paid to our officers and directors to acquire their shares creates a potential conflict of interest for them in satisfying their fiduciary duties to us and our other shareholders.

Even though such a sale could result in a substantial profit to them, they would be legally required to make the decision based upon the best interests of our company and our other shareholders, rather than their own personal pecuniary benefit.

Shareholders have certain rights with regards to our management, in the event of breaches of certain obligations including loyalty and the misappropriation of a corporate opportunity. Shareholders may seek remedies under several provisions of the 1933 and 1934 acts. Sections 11 and 12 of the '33 Act help safeguard investors against materially false statements in Registration Statements (section 11); and against materially false statements in prospectuses and other communications (section 12). Remedies available under these sections include the reimbursement to the investor, by the company, of the consideration paid for the security, minus any gain received thereupon. Investors are also protected by section 10(b) of the '34 Act, which proscribes manipulative or deceptive practices in connection with the purchase or sale of a security; and by section 14(e) of the '34 Act, which proscribes material misstatements in connection with proxies. As many states, including Colorado, have securities laws modeled after the '33 and '34 Acts, remedies may be available under state law as well. In any case, lawsuits under section 11 of the '33 Act may be brought "at law or in equity, in any court of competent jurisdiction."

INDEMNIFICATION OF OFFICERS AND DIRECTORS

As permitted by Colorado law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been our directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

EXCLUSION OF LIABILITY

Pursuant to the Colorado Business Corporation Act, our Articles of Incorporation exclude personal liability for our directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Colorado Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

BOARD OF DIRECTORS

Colorado provides that a corporation's board of directors may be divided into various classes with staggered terms of office. Our directors are elected for a term of three years and until their successors are elected and qualified. We do not have an audit committee or a compensation committee. We do not intend to create an audit committee or a compensation committee until after the completion of a business combination.

NUMBER OF DIRECTORS

Our board of directors currently consists of three directors. The number of directors on our board may only be changed by a vote of a majority of our directors, subject to the rights of the holders of any outstanding series of our company's preferred stock to elect additional directors.

REMOVAL OF DIRECTORS

Our directors, or the entire board, may be removed for cause by the affirmative vote of the holders of at least 50% of the outstanding shares of common stock entitled to vote in the election of directors, voting as a single class and subject to the rights of the holders of any outstanding series of our company's preferred stock.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

Any newly created directorships in our board of directors, resulting from any increase in the number of authorized directors or any vacancies, may be filled by a majority of the remaining members of such board of directors, even though less than a quorum, or in the case of our company, by a sole remaining director, subject to the rights of holders of any outstanding series of preferred stock. Newly created directorships or decreases in directorships in our board of directors are to be apportioned among the classes of directors so as to make all classes as nearly equal in number as practicable, provided that no decreases in the number of directors in our board of directors may shorten the term of any director then in office.

To the extent reasonably possible, any newly created directorship will be added to the class of directors whose term of office is to expire at the latest date following the creation of that directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

Any newly eliminated directorship will be subtracted from the class whose office is to expire at the earliest date following the elimination of the directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

ABILITY TO CALL SPECIAL MEETINGS

Special meetings of our stockholders may be called by our board of directors, by affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies, or by the Chief Executive Officer.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

Our bylaws allow stockholders to nominate candidates for election to the board of directors at any annual or any special stockholder meeting at which the board of directors has determined that directors will be elected. In addition, the bylaws allow stockholders to propose business to be brought before any annual stockholder meeting. However, nominations and proposals may only be made by a stockholder who has given timely written notice to our Secretary before the annual or special stockholder meeting.

Under our bylaws, to be timely, notice of stockholder nominations or proposals to be made at our annual stockholder meeting must be received by our Secretary no less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual stockholder meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year's annual stockholder meeting, notice will also be timely if delivered within 10 days of the date on which public announcement of the meeting was first made by us.

In addition, if the number of directors to be elected is increased and no public announcement is made by us naming all of the nominees or specifying the size of the increased board of directors at least 70 days before the first anniversary of the preceding year's annual meeting, or, if the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the preceding year's annual meeting, at least 70 days before the annual meeting, a stockholder's notice will be considered timely, with respect to the nominees for any new positions created by the increase, if it is delivered to our Secretary within 10 days of the date on which public announcement of the meeting was first made by us.

Under our bylaws, to be timely, notice of a stockholder nomination to be made at a special stockholder meeting must be received no less than 60 days, nor more than 90 days, before a special meeting at which directors are to be elected or within 10 days of the date on which public announcement of the special meeting was first made by our company.

A stockholder's notice to us must set forth all of the following:

o all information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required by applicable law, relating to any person that the stockholder proposes to nominate for election or re-election as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected

o a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting that business at that meeting and any material interest of the stockholder in the business proposed

o the stockholder's name and address as they appear on our books and the class and number of shares which are beneficially owned by the stockholder

o The chairman of our stockholder meeting will have the power to determine whether the nomination or proposal was made by the stockholder in accordance with the advance notice procedures set forth in our bylaws.

o If the chairman determines that the nomination or proposal is not in compliance with advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded.

                EXECUTIVE COMPENSATION OF OFFICERS AND DIRECTORS

At our inception, our officers and directors received 1,850,000 shares of Common Stock valued at $0.001 (par value) per share in consideration for $1,514 in cash and pre-incorporation services rendered to our company related to investigating and developing our proposed business plan and capital structure, and completion of the incorporation and organization of our company valued at $336. None of our officers or directors has received any other compensation.

SUMMARY COMPENSATION TABLE

The following summary compensation table presents information about the compensation paid by us during our three most recent fiscal years to those individuals who were (i) our Chief Executive Officer (the "CEO") at the end of the last completed fiscal year, regardless of compensation level and (ii) our most highly compensated executive officer other than the CEO who was serving as an executive officer at the end of the last completed fiscal year and whose total annual salary and bonus for the last completed fiscal year exceeded $100,000 and (iii) three additional individuals who served as executive officers during 2003 (collectively, the "Named Executive Officers").

                   ANNUAL COMPENSATION LONG-TERM COMPENSATION

NAME AND PRINCIPAL POSITION           YEAR     2004 BASE SALARY         BONUS              OPTIONS      COMPENSATION GRANTED
---------------------------           ----     ----------------         -----              -------      --------------------
  Douglas A. Dyer                     2004             0                  0                   0                   0
  Jack Eversull                       2004             0                  0                   0                   0
  John D. Lane                        2004             0                  0                   0                   0


None of the officers have an employment agreement with the company. It is possible that, after we successfully consummate a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or more members of our management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, we have adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in our decision to undertake any proposed transaction. Each member of management has agreed to disclose to our Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with us and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of our Board of Directors is offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by our Board of Directors as a result of the inability of the Board to affirmatively approve such a transaction.


We do not have an audit committee or a compensation committee. We do not intend to create an audit committee or a compensation committee until after the completion of a business combination.

No member of our management will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement our business plan outlined herein. Also, there are no plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities by our company prior to the location of an acquisition or merger candidate.

Although we have a very large amount of authorized but unissued common and preferred stock that may be issued without further shareholder approval or notice, it is our intention to avoid inhibiting certain transactions with prospective acquisition or merger candidates, based upon the perception by such candidate that they may be engaged in a rapidly expanding industry and cannot afford to proxy shareholders each time their management needs to authorize additional shares.

DIRECTOR COMPENSATION

Our directors, no matter whether they are officers or not, are not compensated for serving.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Our Articles of Incorporation provide that a director of our company shall not be personally liable to us or any of our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(a) for any breach of the director's duty of loyalty to our company or our shareholders,

(b) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law,

(c) for any unlawful distribution as set forth in the Colorado Model Business Corporation Act of Colorado; or

(d) for any transaction from which the director derived an improper personal benefit. These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief is not eliminated.

                             PRINCIPAL STOCKHOLDERS

The following table contains information on the beneficial ownership of our common stock at March 31, 2006, as adjusted to reflect the issuance of 15,000,000 shares and the potential resale of 1,850,000 shares in connection with a business combination. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them. The table identifies:

o Each person known by us to be the owner of more than 5% of the outstanding shares of common stock.

o Each of our officers and directors and their affiliates.

o All our officers and directors as a group.


                                     Before this Offering(1)          After this Offering(2)           After Combination(1)
Name and Address of                  -----------------------          ----------------------           --------------------
Beneficial Owner(2)                  Shares          Percent          Shares          Percent          Shares       Percent
Douglas A. Dyer                      403,033           21.8%           403,033          21.8%             0             0
James H. Brennan, III                403,032           21.8%           403,032          21.8%             0             0
Lane Capital Markets(3)              200,000           10.8%           200,000          10.8%             0             0
Chester Berry                         92,592            5.0%            92,592           5.0%             0             0
Tommy Lee Graham                      92,592            5.0%            92,592           5.0%             0             0
James F. Sattler                      92,592            5.0%            92,592           5.0%             0             0
Jack Eversull                         50,000            2.7%            50,000           2.7%             0             0
All Officers and Directors
as a Group (three persons)           653,033           35.3%           653,033          35.3%             0             0


(1) Based upon a total of 1,850,000 common shares being issued and outstanding, none of the 1,850,000 original shareholder shares will be sold in this offering but assumes that all shares will be sold at the time of completion of the business combination


(2) The address for our officers and directors as well as Mr. Brennan is 735 Broad Street, Suite 218, Chattanooga, TN 37402. The addresses for the remaining principal stockholders are as follows:

Chester Berry, 17075 Perdido, Uni6E, Pensacola, FL 32507
Tommy Graham, P.O. Box 789, Linden, TN 37096
James Sattler, 2030 Hamilton Place Blvd., Suite 200, Chattanooga, TN 37421


(3) This entity is owned solely by one of our directors, John D. Lane and its address is; 263 Queens Grant Rd. Fairfield, CT. 06824.

Management has no plans to issue any additional securities to management, promoters or their affiliates or associates and will do so only if such issuance is in the best interests of shareholders of our company and complies with all applicable federal and state securities rules and regulations.

Each of our officers may be deemed to be a "promoter" of our company as that term is defined in Rule 12b-2 of the General Rules of the SEC promulgated under the 1934 Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


In connection with the organization of our company, our founders, Messrs. Brennan, Dyer, Lane and Eversull, received 1,850,000 shares of common stock at a price of $0.001 (par value) per share for the sum of $1,514 cash, representing legal fees paid on behalf of the company and $336 in services as described below. The services included pre-incorporation planning, strategic planning and basic organizational planning, including, but not necessarily limited to, drafting of the business plan, attending organizational meetings, general corporate governance planning and providing information to prepare this statement registration. The shares were also issued in connection with future services expected to be rendered in connection with the implementation of the business plan including searching for a business combination.

Between August 2003 and June 2004. Mr. Dyer and Mr. Brennan, in private transactions, sold and/or gifted 793,935 of their individual common shares to 29 persons, of which 708,129 were sold and 85,806 were gifted. The gifted shares were gifted to five individuals immediately after incorporation in August 2003. The other shares were sold only to accredited investors as defined by Rule 50l, Regulation D, who were personally known to Mr. Dyer and Mr. Brennan. Mr. Brennan and Mr. Dyer received and average of $0.135 per share for a total of $95,597. The shares were sold to recover costs expended in the creation of the company and to benefit Mr. Dyer and Mr. Brennan. We believe that the described transactions are exempt under Section 4(1)and 4(6)of the Securities Act of 1933. All of the resulting stockholders constitute the stockholders listed individually in this Prospectus.

Doug Dyer has also paid organizational costs, filing fees and auditing costs in connection with the incorporation of our company and filing of this registration statement. The aggregate amount of these costs is calculated at approximately $146,850, of which $145,000 has been advanced to us by Doug Dyer. Mr. Dyer has orally agreed to advance up to a total of $175,000, to fund the search for a business combination and operating expenses.


Our company maintains a business address at the office of two of our affiliate shareholders, Mr. Dyer and Mr. Brennan. Mr. Brennan is a business associate and partner with Mr. Dyer in a business called Broad Street Ventures, LLC. As a result, we pay no rent and incur no expense for maintenance of an office and do not anticipate paying rent or incurring office expense in the future. All transactions between us and any of our officers or their respective affiliates will be on terms that we believe are no less favorable than the terms that could have been negotiated with unaffiliated third parties. All related party transactions will require prior approval from a majority of our disinterested directors.

                            DESCRIPTION OF SECURITIES

GENERAL


We are authorized to issue 50,000,000 shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, par value $0.001. As of the date of this prospectus, 1,850,000 shares of common stock are outstanding, held of record by 33 persons. No shares of preferred stock are currently outstanding. Our common stockholders do not have preemptive rights and are not entitled to cumulative voting.


After the completion of a business combination, we will have approximately 33,150,000 shares of authorized and unissued common stock and 50,000,000 shares of authorized and unissued preferred stock. These authorized and unissued shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company. Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by the purchasers of the shares and could result in dilution of our net tangible book value. The following is a summary of the principal attributes of the share capital of our company.

COMMON SHARES

The rights, privileges, restrictions and conditions attached to the common shares are as follows:

VOTING

Holders of our common shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of our company, except meetings of holders of another class of shares. Each common share shall entitle the holder thereof to one vote.

DIVIDENDS

Subject to the preferences accorded to holders of our preferred shares and any other shares ranking senior to the common shares from time to time with respect to the payment of dividends, holders of common shares shall be entitled to receive, if, as and when declared by the board of directors, such dividends as may be declared thereon by the board of directors from time to time.

LIQUIDATION, DISSOLUTION OR WINDING-UP

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of our company, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, such event referred to herein as a distribution, holders of common shares shall be entitled, subject to the preferences accorded to our holders of the preferred shares and any other shares ranking senior to the common shares from time to time with respect to payment on a distribution, to share equally, share for share, in the remaining property of our company.

PREFERRED SHARES

Our articles of incorporation provide that the board of directors is authorized to provide for the issuance of shares of undesignated preferred stock in one or more series, and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.

The number of our authorized shares of undesignated preferred stock may be increased by the affirmative vote of the holders of a majority of our common stock, without a vote of the holders of preferred stock, unless their vote is required pursuant to the terms of any preferred stock then outstanding. The number of our authorized shares of undesignated preferred stock may be reduced or eliminated by the affirmative vote of the holders of 80% of our outstanding capital stock entitled to vote in the election of directors, voting together as a single class.

ATTRIBUTES

Subject to the filing of Articles of Amendment in accordance with the Act, our board of directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attached to each series of preferred shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a distribution; the extent, if any, of further participation on a distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, cumulative or non-cumulative), if any.

LIQUIDATION

In the event of a distribution, holders of each series of preferred shares shall be entitled, in priority to holders of our common shares and any other shares ranking junior to the preferred shares from time to time with respect to payment on a distribution, to be paid ratably with holders of each other series of preferred shares the amount, if any, specified as being payable preferentially to the holders of such series on a distribution.

DIVIDENDS

The holders of each series of our preferred shares shall be entitled to dividends. We have never paid any dividends on our common shares and intend to retain our earnings to finance the growth and development of our business and do not expect to pay dividends in the near future. Our board of directors will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered relevant.

CERTAIN PROTECTIVE PROVISIONS

GENERAL

Our articles and bylaws and the Colorado revised statutes contain certain provisions designed to enhance the ability of the board of directors to deal with attempts to acquire control of our company. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts that have not been approved by the board of directors (including potential takeovers which certain shareholders may deem to be in their best interest) and may adversely effect the price that a potential purchaser would be willing to pay for our stock. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely effect the price of our common stock.

The following briefly summarizes protective provisions contained in the articles, the bylaws and the Colorado revised statutes. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of these provisions, and is qualified in its entirety by reference to our articles, bylaws and the provisions of the Colorado revised statutes.

AMENDMENT OF ARTICLES OF INCORPORATION

Under Colorado law, articles of incorporation of a Colorado corporation may be amended by approval of the board of directors of the corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's articles of incorporation.

Our articles of incorporation provides that the affirmative vote of the holders of at least 50% of the outstanding shares of capital stock of our company entitled to vote in the election of directors, voting together as a single class, will be required to reduce or eliminate the number of authorized shares of common stock or preferred stock, or to amend, repeal or adopt any provision inconsistent with the provisions of the articles of incorporation which deal with the following:

o undesignated preferred stock

o matters relating to the board of directors, including number of members, board classification, vacancies and removal

o the powers and authority expressly conferred upon the board of directors

o the manner in which stockholder action may be effected

o amendments to bylaws

o business combinations with interested stockholders of our company

o indemnification of officers and directors of our company

o the personal liability of directors to our company or our stockholders for breaches of fiduciary duty

o the amendment of our company's articles of incorporation

AMENDMENT OF BYLAWS

Under Colorado law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its articles of incorporation, confer such power upon the board of directors. The stockholders always have the power to adopt, amend or repeal bylaws, even though the board may also be delegated such power. Our board of directors is expressly authorized to adopt, amend and repeal the bylaws by an affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies.

Our bylaws may also be adopted, amended and repealed by the affirmative vote of the holders of at least 50% of the outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.

LIMITATION OF LIABILITY OF DIRECTORS

The Colorado revised statutes permits a corporation to include a provision in its articles of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. Our articles of incorporation include such a provision to the maximum extent permitted by law.

While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate that duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his duty of care.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Colorado revised statutes permit a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Our articles of incorporation and bylaws provide that any person who was or is a party or is threatened to be a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer, or is or was serving at the request of either of us as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorney's fees, and held harmless by each of us to the fullest extent permitted by the Colorado revised statutes. The indemnification rights conferred by each of us are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, our articles of incorporation or bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

In addition, each of us is authorized to purchase and maintain insurance on behalf of its directors and officers. Additionally, each of us may pay expenses incurred by our directors or officers in defending a civil or criminal action, suit or proceeding because that person is a director or officer, in advance of the final disposition of that action, suit or proceeding. However, such payment will be made only if we receive an undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us, as authorized by our articles of incorporation and bylaws.

TRANSFER AGENT

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for our securities. Since we do not currently expect any public market to develop for our securities until after we have completed a business combination, we do not currently anticipate that we will seek to employ an independent transfer agent until we have completed such a transaction.

                      INTEREST OF NAMED EXPERTS AND COUNSEL
                            IN REGISTRATION STATEMENT

No expert named in this prospectus was paid on a contingent basis or had a material interest in our company or any of its subsidiaries or was connected with our company or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that a director shall not be personally liable to any of its shareholders for monetary damages for breach of fiduciary duty as a director, except liability for the following:


(a) any breach of the director's duty of loyalty to us or our stockholders;


(b) acts or omissions not in good faith or which involve gross negligence intentional misconduct or a knowing violation of law;

(c) any unlawful distribution as set forth in the General Corporation Law of the State of Colorado; or

(d) any transaction from which the director derived an improper personal benefit.

These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief are not eliminated.

Our By-laws provide for indemnification of our directors to the fullest extent permitted by law. The bylaws also permit us, through action of the board of directors, to indemnify our officers or employees to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                 RECENT TRANSACTIONS IN UNREGISTERED SECURITIES

Unregistered Securities Issued or Sold Within One Year--Recent Sales of Unregistered Securities.

The following transactions reflect the issuance during the previous two years of securities not registered under the Securities Act.

On August 21, 2003, we issued 1,850,000 restricted shares to our founding shareholders in connection with services rendered for pre-incorporation services. All such securities were issued to the shareholders of our company with no broker-dealer or underwriter involved and no commissions paid to any person in respect thereto. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.


Between August 2003 and June 2004. Mr. Dyer and Mr. Brennan, in private transactions, sold and/or gifted 793,935 of their individual common shares to 29 persons, of which 708,129 were sold and 85,806 were gifted. The gifted shares were gifted to five individuals immediately after incorporation in August 2003. The other shares were sold only to accredited investors as defined by Rule 50l, Regulation D, who were personally known to Mr. Dyer and Mr. Brennan. Mr. Brennan and Mr. Dyer received and average of $0.135 per share for a total of $95,597. The shares were sold to recover costs expended in the creation of the company and to benefit Mr. Dyer and Mr. Brennan. We believe that the described transactions are exempt under Section 4(1)and 4(6)of the Securities Act of 1933. All of the resulting stockholders constitute the stockholders listed individually in this Prospectus.

                           MARKET FOR OUR COMMON STOCK


No public trading market exists for our securities and all of our outstanding securities are restricted securities as defined in Rule 144. There were thirty-three (33) holders of record of our common stock on March 31, 2006. No dividends have been paid to date and our Board of Directors does not anticipate paying dividends in the foreseeable future.


We have not issued any options or warrants to purchase, or securities convertible into, our common equity. The 1,850,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Generally, Rule 144 provides that director, executive officer, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 1,850,000 outstanding shares held by our stockholders cannot be sold pursuant to Rule 144, but must be registered.

MARKET PRICE

Our common stock is not quoted at the present time, as there is currently no market for our common stock.

Effective October 6, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Should a market develop for our common stock, it is likely that our share price would be under $5.00 per share. For any transaction involving a penny stock, unless exempt, the rules require:

(a) that a broker or dealer approve a person's account for transactions in penny stocks; and

(b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

(a) obtain financial information and investment experience and objectives of the person; and

(b) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

(a) sets forth the basis on which the broker or dealer made the suitability determination; and

(b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              PLAN OF DISTRIBUTION


The shares being offered by our stockholders or their respective pledgees, stockholders, transferees or other successors in interest, may only be sold in connection with the business combination transaction. The sale price to the public may be:


o the market price prevailing at the time of sale;

o a price related to such prevailing market price;

o at negotiated prices; or


o such other price as the stockholders determine from time to time.

No stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

We have agreed to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the shareholders. We have agreed to indemnify the shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


CONDUCT OF THE OFFERING

This Offering shall commence promptly upon effectiveness of the registration statement. We do not intend to use an underwriter or securities dealer but intend on a "self underwritten" distribution.

Our officers Dyer, Lane and Eversull will be solely responsible to distribute prospectuses related to the offering. We estimate that they will distribute a limited number of prospectuses to acquaintances, colleagues and business contacts who may know of potential target companies.

Our officers shall conduct the offering of the acquisition shares. Although they are collectively an "associated person" as that term is defined in Rule 3a4-1 under the 1934 Act, they will rely on the safe harbor exemption of SEC Rule 3a4-1(a)(4)(i) because:

o they will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act at the time of the sale of our securities;

o they will not be compensated in connection with the sale of the acquisition shares;

o they will not be an associated person of a broker or dealer at the time of their participation in the sale of our securities; and

o they shall restrict their participation to the offer and sale of securities that are made pursuant to a plan or agreement submitted for the vote or consent of the securities holders who will receive securities of the issuer in connection with a reclassification of securities of the issuer, merger or consolidation, or a similar plan of acquisition involving an exchange of securities or a transfer of assets of any other person to the issuer to exchange for securities of the issuer.

We will also defer the detailed responsibilities and services of negotiating and consummating a business combination transaction to our legal counsel so that we may avoid having any of our officers and directors take part in any processes that may outside the limits of the provisions set forth above. Once we have identified a target and initiated a business combination transaction, we anticipate that the reconfirmation offering will be accomplished by the target's management.

Our officers will perform substantially all of the functions that would ordinarily be performed by brokers in a more conventional securities offering, but they will not seek registration as brokers because they will be acting as principals, rather than intermediaries, in connection with the various transactions set forth above.

If we subsequently conclude that an exemption from the broker registration requirements of the 1934 Act is not available for a proposed transaction and retain a broker or underwriter, we will halt the distribution and amend our registration statement accordingly.

OFFERING OF BUSINESS COMBINATION SHARES


We have registered 15,000,000 shares that we may offer to issue in connection with a business combination. These shares will only be used for acquiring assets or exchanging stocks. Subject to the limits described in this prospectus, our officers will have broad discretion to structure a business combination and establish terms for the issuance of such shares. All material terms of a proposed business combination will be determined by arms-length negotiations between our legal counsel and the representatives of a potential target. All material terms of a proposed business combination will be disclosed in our reconfirmation offering prospectus. Any shares that are not issued in connection with a business combination will be removed from registration in connection with our post effective prospectus.

                              SELLING STOCKHOLDERS


We have issued 1,850,000 shares that our stockholders may resell or transfer to personal assigns, non-affiliates, advisors, participants in a business combination and others, subject to the provisions of Rule 419. Any proceeds from the resale of such shares may be substantial. Our company will not have any interest in the proceeds from the resale of these shares.

Our stockholders have broad discretion to establish terms for the resale or other transfer of their shares. They may also make bona fide gifts or charitable contributions of their shares. There are no fixed numerical limitations on such gifts or charitable contributions. All agreements for the resale or other transfer of affiliate shares will be subject to the completion of our reconfirmation offering. In connection with the resale of affiliate shares, each of our officers and/or directors have agreed that they will not:


o Transfer affiliate shares to any of our current officers or their respective affiliates;

o Transfer affiliate shares to family members of any current officer who share that officer's residence;

o Transfer affiliate shares for value unless the purchaser is an advisor to us or the sale is an integral element of the business combination;

o Transfer affiliate shares at a price that represents a premium to the per share value received by us in connection with the issuance of business combination shares;

o Transfer affiliate shares to any person unless all material transaction terms are described in our reconfirmation offering prospectus;

o Permit any purchaser to pay for affiliate shares until the closing of the business combination; or

o Complete any transfer of affiliate shares until the closing date of the business combination.


All the stockholder shares have been deposited in the Escrow Account where they will be held in trust for the benefit of the stockholders until we complete our reconfirmation offering and close a business combination.

Each stockholder is an "underwriter" and shares registered on their behalf may only be transferred in the manner and for the purposes described in this prospectus. Shares registered on behalf of the stockholders may not be resold in open market transactions. While they are not required to do so, the stockholders may retain broker/dealers to represent them in connection with the resale of their shares.

If all the acquisition shares are issued and all of the original issued founders' shares are sold, none of the non-founding stockholders will own more than seventeen percent (17%) of the outstanding stock of the combined merged companies.

The following table identifies each of the stockholders, the number of shares owned and the maximum number of shares to be owned by each stockholder after a business combination.


The following listed holders own or have the rights to 1,850,000 shares of Contrarian Public Investment I, Inc. common stock. Upon the effective date of this Registration Statement and pursuant to this prospectus, the listed stockholders will have the ability to sell their stock at any time upon successful completion of the reconfirmation offering and closing of the business combination.

-------------------------------------------------------------------------------------------------------------------------
                                                               AMOUNT OF                       TOTAL
                                                             COMMON SHARES                     SHARES     PERCENTAGE OF
                                                             TO BE OFFERED       TOTAL         OWNED      COMMON SHARES
                                                                FOR EACH      SHARES OWNED     AFTER          OWNED
                                                             STOCKHOLDER'S   PRIOR TO THIS      THIS       AFTER THIS
       STOCKHOLDERS                                             ACCOUNT         OFFERING      OFFERING      OFFERING
            (1)                          ADDRESS                  (2)             (3)           (4)            (5)
-------------------------------------------------------------------------------------------------------------------------
James H. Brennan, III         735 Broad Street, Suite 218         403,032       403,032          0              0
                              Chattanooga, Tennessee 37402
Douglas A. Dyer               735 Broad Street, Suite 218         403,033       403,033          0              0
                              Chattanooga, Tennessee 37402
Lane Capital Markets          735 Broad Street, Suite 218         200,000       200,000          0              0
  (John Lane)                 Chattanooga, Tennessee 37402
Tommy Lee Graham              P.O. Box 789                         92,592        92,592          0              0
                              Linden, TN  37096
James F. Sattler              117 Forest Ave.                      92,592        92,592          0              0
                              Chattanooga, TN  37405
Chester Berry                 17075 Perdido Key Dr.                92,592        92,592          0              0
                              Unit 6E
                              Pensacola, FL  32507
Jack Eversull                 735 Broad Street, Suite 218          50,000        50,000          0              0
                              Chattanooga, Tennessee 37402
Ian T. K. Kuah                2 Kingsford Close                    46,296        46,296          0              0
                              Billingshurst, West Sussex
                              RH14 9HG
John L. Harper                P.O. Box 48                          46,296        46,296          0              0
                              Ariton, AL  36311
John Robert Jones, Jr.        100 Tom Reeve Drive                  46,296        46,296          0              0
                              Carrollton, GA  30117
James P. Richmond, Jr.        1213 Ft. Stephenson Oval             46,296        46,296          0              0
                              Lookout Mt., TN  37350
William J. Ritger             623 Ocean Avenue                     46,296        46,296          0              0
                              Sea Girt, NJ  08750
Daniel W. Hollis              3500 Lenox Rd., Ste. 1500            40,000        40,000          0              0
                              Atlanta, GA  30326
Elizabeth A. Davis            3614 Wimberly Lane                   25,004        25,004          0              0
                              East Ridge, TN  37412
Clifton A. Baile              425 River Road                       23,148        23,148          0              0
                              444 Animal Science Complex
                              Athens, GA  30602-2771
David E. Blake                9108 Brompton Court                  23,148        23,148          0              0
                              Raleigh, NC  27615
Chester McKinney, Jr.         1034 Wildwood Park Dr.               23,148        23,148          0              0
                              Florence, AL  35630
Edward L. McMillan and        McMillan LLC                         23,148        23,148          0              0
Judith A. McMillan JTWROS     105 North Third St., Ste. 204
                              Greenville, IL  62246
R P Capital, LLC              c/o Eric Richardson                  23,148        23,148          0              0
 (Eric Richardson)            10900 Wilshire Blvd., Ste.
                              500
                              Los Angeles, CA  90024-6525
Shai Stern and Michelle       43 Maple Avenue                      23,148        23,148          0              0
Stern                         Cedarhurst, NY  11516
Christy Renee Barnette        4917 Eastern Valley Road             23,148        23,148          0              0
                              McCalla, AL  35111
CNA Trust FBO:                Attn.: Juan Betancourt
Jackie L. Reed                3080 South Bristol St. 2nd           13,888        13,888          0              0
                              Flr.
                              Costa Mesa, CA  92526
J. Patterson Corey            215 Richardson Street                10,000        10,000          0              0
                              Lookout Mt., TN  37350
William T. Whorton and        118 Foggy Bottom Drive                9,259         9,259          0              0
Linda A. Whorton JTWROS       Carrollton, GA  30116
Tango Sierra Ltd.             c/o Tony Smith                        6,500         6,500          0              0
                              6135 Airways Blvd., Ste. 1000
                              Chattanooga, TN  37421
Isra B. Thames, III           P.O. Box 461                          4,625         4,625          0              0
                              Reserve, LA  70084
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                               AMOUNT OF                       TOTAL
                                                             COMMON SHARES                     SHARES     PERCENTAGE OF
                                                             TO BE OFFERED       TOTAL         OWNED      COMMON SHARES
                                                                FOR EACH      SHARES OWNED     AFTER          OWNED
                                                             STOCKHOLDER'S   PRIOR TO THIS      THIS       AFTER THIS
       STOCKHOLDERS                                             ACCOUNT         OFFERING      OFFERING      OFFERING
            (1)                          ADDRESS                  (2)             (3)           (4)            (5)
-------------------------------------------------------------------------------------------------------------------------
Shawn F. Lyons                185-A Mahiai Place                    4,302         4,302          0              0
                              Makawao, HI  96768
Andrew David Pittmann         3715 Rock Ivy Trail                   1,850         1,850          0              0
                              Roswell, GA  30075
John G. Roark                 2906 Kell Road                        1,850         1,850          0              0
                              Signal Mtn., TN  37377
Jay Griffin Roark             2906 Kell Road                        1,850         1,850          0              0
                              Signal Mtn., TN  37377
Clay Robinson Dorsey          334 Della Rose Circle                   925           925          0              0
                              Birmingham, AL  35214
William C. Godbold            143 Cedarcrest Circle                   925           925          0              0
                              Auburn, AL  36830
Joy Daine Laughlin            3348 Dunbrooke Drive                    925           925          0              0
                              Birmingham, AL  35243
-------------------------------------------------------------------------------------------------------------------------

1. The name of the person who has the right to vote the shares. In the case of an entity the names in parenthesis are the names of all the individuals that exercise voting and / or dispositive powers with respect to shares offered for resale. None of the persons or entities listed is a broker/dealer or an affiliate of a broker dealer.

2. The number of current shares being registered.

3. Represents the number of shares currently held by the individual or entity including any warrants or options that are exercisable within sixty days of the registration date.

4. Represents the total number of shares that could be held assuming all shares registered by this registration statement are sold.

5. The ownership percentage reflects the percentage of the total common shares outstanding after the offering if 1% or greater.

                         SHARES ELIGIBLE FOR FUTURE SALE

We will have up to 16,850,000 shares of common stock issued and outstanding upon the completion of a business combination.

SHARES ELIGIBLE FOR IMMEDIATE RESALE.


The stockholders shares in the amount of 1,850,000 shares and any acquisition shares that are issued to stockholders of the combined companies who are not classified as affiliates of the combined companies are eligible for resale.


All direct and indirect offering costs incurred by us prior to the date of this prospectus have been paid by Mr. Dyer and advanced to the company. Mr. Dyer has agreed to pay and advance to the company all direct and indirect costs associated with negotiating a business combination. We anticipate negotiating from any target an "up front" contribution towards the cost of conducting our reconfirmation offering and distributing the acquisition shares.

RESALE OF SHARES HELD BY AFFILIATES OF THE TARGET.


Rule 145 establishes a safe harbor exemption for the resale of securities acquired in connection with certain business combinations. While it is possible to structure a business combination that is not subject to Rule 145, we intend to incorporate resale restrictions that follow the framework established by Rule 145 in the underlying contracts for any business combination. In general, we intend to impose contractual resale restrictions with respect to all acquisition and stockholders' shares that are issued to or purchased by the following classes of persons:


o Officers and directors of the target; and

o Other persons who directly or indirectly own ten percent (10%) or more of the combined companies' shares.

Acquisition and stockholders' shares held by such persons will be treated as restricted securities that were first acquired on the closing date of the business combination. Such shares will not be eligible for resale for a period of one year after the closing date unless the transaction is registered under the Securities Act. During the second year after the closing date, acquisition and stockholders' shares held by the foregoing classes of persons may be resold in transactions effected in compliance with all applicable regulations and the provisions of paragraph (c), (e), (f) and (g) of Rule 144.


Any contractual or other arrangements that provide piggy-back or demand registration rights for any holders of acquisition and founders' shares will be described in our reconfirmation offering prospectus.


RESALE OF SHARES RETAINED BY OUR STOCKHOLDERS

Our stockholders own 1,850,000 shares of common stock which have been registered for resale. All non-founding stockholders' shares that are not transferred to unaffiliated third parties as part of the business combination transaction will be available for future sale at the stockholders' discretion. All founders' shares that are not sold prior to the termination of the offering will be removed from registration by means of a post-effective amendment.


RULE 144

Rule 144 provides a safe harbor exemption for the open market resale of "restricted securities." The term "restricted securities generally includes securities that were sold in an exempt transaction, or that are held by a person who is an affiliate of the issuer of the securities. The term "affiliate" is generally defined as any person who directly or indirectly controls, is controlled by or under common control with the issuer of the securities.

Under Rule 144 as currently in effect, a holder of restricted securities that are eligible for resale, will be entitled to sell in any rolling three-month period a number of shares that does not exceed the greater of one percent (1%) of the number of shares of common stock then outstanding, or the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

To the extent that shares of a company are only quoted on the OTC Bulletin Board or in the "Pink Sheets" the one percent (1%) limit will be applied without regard to trading volume. Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about our company.

The staff of the SEC's Division of Corporation finance has taken the position that Rule 144 is not available to the officers, directors, promoters and affiliates of blank check companies. Accordingly, our officers have agreed that they will seek a "no-action" letter or other interpretive guidance from the SEC before entering into a contract for the unregistered resale or other transfer of any shares that are retained by them after the closing of a business combination.

                                     EXPERTS

The financial statements included in this prospectus have been audited by Prescott Chatellier Fontaine & Wilkinson, LLP, independent public accountants, as indicated in their report on such financial statements, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                  LEGAL MATTERS

We are not a party to any legal proceedings.

Certain legal matters, including the validity of the shares being issued, will be passed upon for Contrarian by the law firm of Vial, Hamilton, Koch & Knox, LLP.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION


We have filed a Form S-1 registration statement under the Securities Act with the SEC. Our registration statement includes certain exhibits, schedules and other materials that are not included in this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, other parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about our securities, this offering and us. The registration statement and its exhibits can be inspected and copied at the SEC's public reference room at 100 F Street N.E., Room 580, Washington, D.C., 20549 or accessed at the SEC website www.sec.gov. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at that contains our Form S-1 and other reports, proxy and information statements and information that we file electronically with the SEC.


          (THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditor                                                                     F-2
Balance Sheet 6-30-2005                                                                           F-3
Statement of Operations and Loss Accumulated in the Development Stage 6-30-2005                   F-4
Statement of Changes in Stockholders' Equity (Deficiency) 6-30-2005                               F-5
Statement of Cash Flows 6-30-2005                                                                 F-6
Notes to Financial Statements 6-30-2005                                                    F-7 - F-12

Balance Sheet 3-31-2006 (unaudited)                                                              F-13
Statement of Operations and Losses Accumulated in the Development Stage 3-31-2006 (unaudited)    F-14
Statement of Changes in Stockholders'  Equity (Deficiency) 3-31-2006 (unaudited)                 F-15
Statement of Cash Flows 3-31-2006 (unaudited)                                                    F-16
Notes to Financial Statements 3-31-2006 (unaudited)                                       F-17 - F-21

         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of CONTRARIAN PUBLIC INVESTMENT I, INC.
(A Development Stage Company)

We have audited the accompanying balance sheet of CONTRARIAN PUBLIC INVESTMENT I, INC. (a development stage company) as of June 30, 2005 and 2004, and the related statements of operations and loss accumulated in the development stage, changes in stockholders' equity (deficiency) and cash flows for the period August 21 2003 (date of inception) to June 30, 2005 and 2004 and the year ended June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CONTRARIAN PUBLIC INVESTMENT I, INC. as of June 30, 2005 and 2004, and the results of its operations and its cash flows for the period August 21, 2003 (date of inception) to June 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage enterprise and has focused its efforts on the raising of capital and acquiring existing businesses through merger or acquisition. The Company has not yet commenced its principal operations. Accordingly, the Company has no operating history, which raises substantial doubt about its ability to continue as a going concern. Management's plans with regard to these matters are discussed in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRESCOTT CHATELLIER FONTAINE & WILKINSON LLP

Providence, Rhode Island
December 5, 2005


                                    CONTRARIAN PUBLIC INVESTMENT I, INC.
                                       (A Development Stage Company)

                                               BALANCE SHEET

                                                   ASSETS

                                                           June 30, 2004    June 30, 2005
                                                            -------------  ------------
    TOTAL ASSETS ...........................................$           0  $          0
                                                             ============================

                             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

    Total liabilities Stockholders Loans ...................         0            115,000
                                                             ----------------------------

Stockholders' equity (deficiency):
  Preferred stock, $0.001 par value; 50,000,000 shares authorized, no shares issued or outstanding
  Common stock, $0.001 par value, 50,000,000 shares authorized,
   1,850,000 issued and outstanding ........................         1,850         1,850
  Loss accumulated in the development stage ................        (1,850)     (116,850)
                                                             ----------------------------
    Total stockholders' equity (deficiency)                                     (115,000)
                                                             ----------------------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY) .....  $                  $
                                                             ============================

                                     SEE NOTES TO FINANCIAL STATEMENTS
                              WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                         CONTRARIAN PUBLIC INVESTMENT I, INC.
                                            (A Development Stage Company)

                                           STATEMENT OF OPERATIONS AND LOSS
                                         ACCUMULATED in the DEVELOPMENT STAGE

                               August 21, 2003                            August 21, 2003
                                  (Date of                                   (Date of
                               Inception) to         July 1, 2004 to      Inception) to
                               June 30, 2004          June 30, 2005       June 30, 2005
                              ---------------        ---------------     ---------------
Revenue.......................$                      $                   $
                              ----------------------------------------------------------

Expenses:
  Professional fees...........         1,850                 115,000             116,850
                              ----------------------------------------------------------
      Total...................         1,850                 115,000             116,850
                              ----------------------------------------------------------
Net loss for the period...... $       (1,850)        $      (115,000)    $      (116,850)
                             ============================================================
Basic and fully diluted loss
     per common share........          (0.00)                  (0.06)              (0.06)

Loss Accumulated in the
     Development Stage
     beginning of period.....                                 (1,850)

Net loss for the period...... $       (1,850)        $      (115,000)    $      (116,850)
                             -----------------------------------------------------------
Loss Accumulated in the
Development Stage end of
the period June 30, 2005..... $       (1,850)        $      (116,850)    $      (116,850)
                             ============================================================

                                        SEE NOTES TO FINANCIAL STATEMENTS
                                 WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                   CONTRARIAN PUBLIC INVESTMENT I, INC.
                                      (A Development Stage Company)

                       STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                                 Loss
                                                              Accumulated
                                     Common Stock                 in the
                            -----------------------------     Development
                               Shares          Amount            Stage            Total
                            -------------    ------------     ------------     ----------
Balance at August 21, 2003
  (date of Inception)............

Net loss for period ended
  June 30, 2004..........                                     $   (1,850)        ($1,850)

Issuance of common stock at
  inception for services      1,514,194      $    1,514                            1,514

Issuance of common stock
  for services...........        335,806             336                              336
                           --------------------------------------------------------------
Balance (deficiency)at
  June 30, 2004..........     1,850,000       $    1,850          ($1,850)              0


Net loss for the year
  ended June 30,2005.....                                        (115,000)      (115,000)
                           --------------------------------------------------------------
Balance (deficiency) at
  June 30, 2005..........    1,850,000        $    1,850      $  (116,850)      (115,000)
                           --------------------------------------------------------------

                                    SEE NOTES TO FINANCIAL STATEMENTS
                             WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                        CONTRARIAN PUBLIC INVESTMENT I, INC.
                                           (A Development Stage Company)

                                              STATEMENT OF CASH FLOWS

                                       August 21, 2003                    August 21, 2003
                                        (Date of                            (Date of
                                       Inception) to     Year Ended       Inception) to
                                       June 30, 2004     June 30, 2005    June 30, 2005
                                       --------------------------------------------------
Cash flows from operating activities:
    Net loss for the period...........$     (1,850)      $   (115,000)      $   (116,850)
Adjustments to reconcile net loss to
net cash used
  By operating activities:
    Stock issued at inception.........       1,850                                 1,850
                                      ---------------------------------------------------
Net cash used by operating activities.           0           (115,000)          (115,000)
                                      ---------------------------------------------------

Cash flows from financing activities:
  Increase in loans from
  shareholder: ........................          0            115,000            115,000
                                      ---------------------------------------------------
Net cash provided by financing
  activities .........................           0            115,000            115,000
                                      ---------------------------------------------------
Net increase in cash................             0                  0                  0

Cash, beginning of period............            0                  0                  0
                                     ---------------------------------------------------
Cash, end of period...................$          0       $          0      $           0
                                    ====================================================
Supplemental Disclosures:
  Schedule of non-cash financing
    transactions:

Stock issued for services.............$      1,850                               $ 1,850
                                     ====================================================

                                        SEE NOTES TO FINANCIAL STATEMENTS
                                 WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.

                      CONTRARIAN PUBLIC INVESTMENT I, INC.
                         (A Development Stage Company)
                                 JUNE 30, 2004 and 2005

                          NOTES TO FINANCIAL STATEMENTS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Development Stage Operations Contrarian Public Investment I, INC. (a Development Stage Company) (the Company) was incorporated on August 21, 2003, in the State of Colorado, for the purpose of conducting a public distribution of securities (the Proposed Distribution) and then effecting a merger, acquisition or other business combination transaction (Business Combination) with an unidentified privately-held company (a Target). The Company's business strategy is also referred to as a "blind pool" because neither the management of the Company nor the persons who acquire securities in the Proposed Distribution know what the business of the Company will ultimately be. The Company is in the development stage and has had no significant business activity to date. The Company has adopted a fiscal year end of June 30, however upon merger the Company intends to adopt the fiscal period of the target.

Stock-Based Compensation

The Company will account for the future issuance of stock options to employees and directors in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, and related interpretations. Pursuant to APB 25, compensation expense is recorded over the vesting period only if the estimated fair value of the underlying stock exceeds the exercise price. Stock options granted to consultants will be accounted for under the fair value method, in accordance with SFAS No. 123, Accounting for Stock-Based Compensation. The Company records stock issued to non-employees for products or services (including to pay outstanding debt and the related interest) at the estimated fair value of the stock or the estimated fair value of the goods or services received, whichever is more readily determinable. Because there is not a market for the Company's common stock, the Company typically records transactions of this type based upon the estimated fair value of the goods or services received.

Estimates

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates. Income Taxes The Company accounts for income taxes based upon the liability method as required by FASB Statement No. 109, "Accounting from Income Taxes." Under FASB Statement No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

SFAS No. 149, Amendment of Statement 133 on "Derivative Instruments and Hedging Activities," was issued in April 2003 and amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. We do not believe that the adoption of SFAS No. 149 will have a material impact on our financial position or results of operations.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123" ("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, "Accounting for Stock Issued to Employees," but has adopted the enhanced disclosure requirements of SFAS 148.

The FASB issued Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, in November 2002 and FIN No. 46, Consolidation of Variable Interest Entities, in January 2003. FIN No. 45 is applicable on a prospective basis for initial recognition and measurement provisions to guarantees issued after December 2002; however, disclosure requirements are effective immediately. FIN No. 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee and expands the required disclosures to be made by the guarantor about its obligation under certain guarantees that it has issued. The adoption of FIN No. 45 did not have a material impact on our financial position or results of operations. FIN No. 46 requires that a company that controls another entity through interest other than voting interest should consolidate such controlled entity in all cases for interim periods beginning after June 15, 2003. We do not believe the adoption of FIN No. 46 will have a material impact on our financial position or results of operations.

2.    STOCKHOLDERS' EQUITY

On August 21, 2003, the Company issued one million, five hundred fourteen thousand, one hundred ninety four (1,514,194) shares of its $.001 par value common stock at inception in exchange for legal services paid by related parties, valued at the fair market value of the legal services provided to the Company in the amount of $1,514. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

Also at inception, on August 21, 2003, the Company issued three hundred thirty five thousand, eight hundred six (335,806) shares of its $.001 par value common stock for professional services, valued at the fair market value of the services provided to the Company in the amount of $336. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

The Company's Board of Director's has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of Common Stock other than the gift shares. However, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. Since the company expects to issue additional shares of Common Stock in connection with a Business Combination, the ultimate ownership of the gift share donees is likely to be less than 5% of the issued and outstanding common stock of the Company. It is impossible to predict whether a business combination will ultimately result in dilution to donees. If the target has a relatively weak balance sheet, a Business Combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be no dilution.

The Company authorized 50,000,000 shares of Series A convertible preferred stock with a par value of $.001 per share. Currently, there are no shares outstanding. Each share of preferred stock can be converted into one share of common stock and each share is entitled to one vote, voting together with the holders of shares of common stock. There are no shares of preferred stock issued or outstanding.

The Board of Directors of the Company is empowered, without stockholder approval, to issue up to 50,000,000 shares of "blank check" preferred stock

3.    EARNINGS PER SHARE

The Company accounts for earnings per share under Statement of Financial Accounting Standards No. 128 "Earnings Per Share", which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS"). The computation of Basic EPS is computed by dividing net income by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period.

The shares used in the computation are as follows:

                               June 30 2004 and 2005
Basic and Diluted EPS.........     1,850,000

4.    RELATED PARTY TRANSACTIONS

At inception a total of 1,514,194 shares of common stock were issued to related parties in exchange for payment of legal and professional services provided to Contrarian Public Investment I, Inc. in the amount of $1,850.

Professional fees have been incurred and paid for by a principal shareholder in the amount of $115,000. These advances are non-interest bearing loans to the Company and are to be repaid from the proceeds of any successful business combination. It is intended, as a precondition of any business combination or merger agreement, that the advance will be repaid.

5.    INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's net deferred tax asset balances are attributable to net operating loss carry forwards. The deferred tax asset was calculated using a blended rate of 40% for federal and state income taxes. The Company's deferred tax asset consisted of the following:

                                                                 June 30
                                                            2004        2005
                                                        ------------------------
Deferred tax asset ..................................   $    800       $ 46,800
Valuation allowance .................................       (800)       (46,800)
                                                        --------       --------
  Net deferred tax assets recognized on the
    accompanying balance sheets .....................   $      0       $      0
                                                        ========       ========

The components of the income tax provision (benefit) consisted of the following for the periods ended August 21, 2003 (Inception) to June 30, 2004 and June 30, 2005 and 2004.

                                                       Inception to     Year ended       August 21,2003 (Inception)
                                                       June 30, 2004   June 30, 2005         to June 30, 2005
                                                        --------        --------             ----------
Tentative tax provision (benefit) ...................   $   (800)      $ (46,000)            $ (46,000)
Change in valuation allowance .......................        800          46,000             $ (46,000)
                                                        --------       ---------              ---------
        Net income tax provision (benefit) ..........   $      0       $       0                     0
                                                        ========       =========              =========

The Company has a net operating loss carry forward available to offset future federal and state taxable income through 2025 as follows:

Year of Expiration                                         Amount

2024                                                      $  1,850
                                                          ========
2025                                                      $115,000
                                                          ========

6.    INCENTIVE STOCK PLAN

The Company's 2003-2004 Incentive Stock Plan was adopted and approved in connection with the organization of the Company. The common stock reserved for issuance under the plan will be the lesser of 1,000,000 shares, or 10% of the total number of shares outstanding after the closing of a Business Combination.

There were no stock options or other incentive awards outstanding at June 30, 2004 or June 30, 2005.

The class of persons eligible to participate in the plan includes all full-time and part-time employees of the Company, provided that the eligible participants do not include employees who are eligible to receive awards under the terms of any employment contract or specialty plan adopted by us in the future. The plan permits the grant of a variety of incentive awards including (i) non-qualified stock options, (ii) incentive stock options, (iii) shares of restricted stock,
(iv) shares of phantom stock, and (v) stock bonuses. In addition, the plan allows us to grant cash bonuses that will be payable when an employee is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

7.    GOING CONCERN

The Company has been in the development stage since its inception in 2003 to present and has incurred losses from its inception through June 30, 2004 and 2005 amounting to $1,850 and $116,850. The Company's ability to meet its future obligations is dependent upon its ability to complete its SEC registration, raise capital and close on a potential business combination as discussed in Note
1. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is actively pursuing merger and business combinations and believes that the necessary capital and the future acquisition of business will take place and will provide for the Company to continue as a going concern.

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. In order to continue as a going concern, the Company will need additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon management's ability to successfully accomplish the plans described in the preceding paragraphs and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


                                    CONTRARIAN PUBLIC INVESTMENT I, INC.
                                       (A Development Stage Company)
                                                (UNAUDITED)
                                               BALANCE SHEET


                                                   ASSETS


                                                                                March 31, 2005  March 31, 2006
                                                                                --------------  --------------
    TOTAL ASSETS .............................................................  $            0  $            0
                                                                                ==============  ==============

                             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

    Total liabilities Stockholders Loans .....................................  $       80,000  $      145,000
                                                                                --------------  --------------

Stockholders' equity (deficiency):
  Preferred stock, $0.001 par value; 50,000,000 shares authorized, no shares issued or outstanding
  Common stock, $0.001 par value, 50,000,000 shares authorized,
   1,850,000 issued and outstanding ..........................................           1,850           1,850
  Loss accumulated in the development stage ..................................         (81,850)       (146,850)
                                                                                --------------  --------------
    Total stockholders' equity (deficiency) ..................................         (80,000)       (145,000)
                                                                                --------------  --------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY) ..................  $          -0-             -0-
                                                                                ==============  ==============


                                     SEE NOTES TO FINANCIAL STATEMENTS
                              WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                         CONTRARIAN PUBLIC INVESTMENT I, INC.
                                            (A Development Stage Company)
                                                      (UNAUDITED)
                                           STATEMENT OF OPERATIONS AND LOSS
                                         ACCUMULATED in the DEVELOPMENT STAGE

                                                                                                      August 21, 2003
                                                                                                         (Date of
                                                           July 1, 2004 to        July 1, 2005 to      Inception) to
                                                            March 31,2005          March 31, 2006     March 31, 2006
                                                           ---------------        ---------------     ---------------
Revenue................................................    $                      $                   $
                                                           ----------------------------------------------------------

Expenses:
  Professional fees....................................              80,000                30,000             146,850
                                                           ----------------------------------------------------------
      Total............................................              80,000                30,000             146,850
                                                           ----------------------------------------------------------
Net loss for the period................................    $        (80,000)      $       (30,000)    $      (146,850)
                                                           ==========================================================
Basic and fully diluted loss per common share..........              (0.04)                 (0.02)              (0.08)

Loss Accumulated in the Development Stage
 beginning of period                                                 (1,850)             (116,850)

Net loss for the period................................    $        (80,000)      $       (30,000)    $      (146,850)
                                                           ----------------------------------------------------------
Loss Accumulated in the Development Stage
 end of the period March 31, 2005 and 2006.............    $        (81,850)      $      (146,850)    $      (146,850)
                                                           ==========================================================


                                          SEE NOTES TO FINANCIAL STATEMENTS
                                   WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.


                                   CONTRARIAN PUBLIC INVESTMENT I, INC.
                                      (A Development Stage Company)
                                               (UNAUDITED)
                        STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                                                Loss
                                                                             Accumulated
                                                   Common Stock                 in the
                                           -----------------------------     Development
                                              Shares          Amount            Stage            Totals
                                           -------------    ------------     ------------     -----------
Balance at August 21, 2003 (date of
Inception)................................

Net loss for period ended June 30, 2004...                                   $     (1,850)        ($1,850)

Issuance of common stock at
inception for services....................     1,514,194    $      1,514                            1,514

Issuance of common stock for services.....       335,806             336                              336
                                           --------------------------------------------------------------
Balance(deficiency)at June 30, 2004.......     1,850,000    $      1,850          ($1,850)              0


Net loss for the year ended
June 30, 2005 ............................                                       (115,000)       (115,000)
                                           --------------------------------------------------------------
Balance (deficiency) at
June 30, 2005 ............................     1,850,000    $      1,850     $   (116,850)       (115,000)
                                           --------------------------------------------------------------
Net loss for the nine months ended
March 31, 2006 (Unaudited)................                                        (30,000)        (30,000)
                                           --------------------------------------------------------------
Balance (deficiency) at
March 31, 2006 (Unaudited)................     1,850,000    $      1,850     $   (146,850)       (145,000)
                                           --------------------------------------------------------------

                                    SEE NOTES TO FINANCIAL STATEMENTS
                             WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                        CONTRARIAN PUBLIC INVESTMENT I, INC.
                                           (A Development Stage Company)
                                                     (UNAUDITED)
                                              STATEMENT OF CASH FLOWS

                                                                                                                 August 21, 2003
                                                     For the Nine Months Ended | For the Nine Months Ended | (Date of Inception) to
                                                           March 31, 2005              March 31, 2006             March 31, 2006
                                                     ------------------------------------------------------------------------------
Cash flows from operating activities:
  Net loss for the period........................... $                (80,000)   $                (30,000)   $             (146,850)
Adjustments to reconcile net loss to net cash used
  By operating activities:
  Stock issued at inception.........................                                                                          1,850
                                                     ------------------------------------------------------------------------------
Net cash used by operating activities...............                   80,000                     (30,000)                 (145,000)
                                                     ------------------------------------------------------------------------------

Cash flows from financing activities:
  Increase in loans from shareholder: ..............                   80,000                      30,000                   145,000
                                                     ------------------------------------------------------------------------------
Net cash provided by financing activities ..........                   80,000                      30,000                   145,000
                                                     ------------------------------------------------------------------------------
Net increase in cash................................                       0                            0                         0

Cash, beginning of period...........................                       0                            0                         0
                                                     ------------------------------------------------------------------------------
Cash, end of period................................. $                     0     $                      0    $                    0
                                                     ==============================================================================
Supplemental Disclosures:
  Schedule of non-cash financing transactions:

Stock issued for services........................... $                                                       $                1,850
                                                     ==============================================================================

                                         SEE NOTES TO FINANCIAL STATEMENTS
                                  WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.

                      CONTRARIAN PUBLIC INVESTMENT I, INC.
                          (A Development Stage Company)
                       MARCH 31, 2005 and 2006 (Unaudited)

      NOTES TO FINANCIAL STATEMENTS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Development Stage Operations Contrarian Public Investment I, INC. (a Development Stage Company) (the Company) was incorporated on August 21, 2003, in the State of Colorado, for the purpose of conducting a public distribution of securities (the Proposed Distribution) and then effecting a merger, acquisition or other business combination transaction (Business Combination) with an unidentified privately-held company (a Target). The Company's business strategy is also referred to as a "blind pool" because neither the management of the Company nor the persons who acquire securities in the Proposed Distribution know what the business of the Company will ultimately be. The Company is in the development stage and has had no significant business activity to date. The Company has adopted a fiscal year end of June 30, however upon merger the Company intends to adopt the fiscal period of the target.

Stock-Based Compensation
The Company will account for the future issuance of stock options to employees and directors in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees and related interpretations. Pursuant to APB 25, compensation expense is recorded over the vesting period only if the estimated fair value of the underlying stock exceeds the exercise price. Stock options granted to consultants will be accounted for under the fair value method, in accordance with SFAS No. 123, Accounting for Stock-Based Compensation. The Company records stock issued to non-employees for products or services (including to pay outstanding debt and the related interest) at the estimated fair value of the stock or the estimated fair value of the goods or services received, whichever is more readily determinable. Because there is not a market for the Company's common stock, the Company typically records transactions of this type based upon the estimated fair value of the goods or services received.

Estimates
The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates. Income Taxes The Company accounts for income taxes based upon the liability method as required by FASB Statement No. 109, "Accounting from Income Taxes." Under FASB Statement No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

SFAS No. 149, Amendment of Statement 133 on "Derivative Instruments and Hedging Activities," was issued in April 2003 and amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after November 30, 2003, and for hedging relationships designated after November 30, 2003. We do not believe that the adoption of SFAS No. 149 will have a material impact on our financial position or results of operations.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123" ("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, "Accounting for Stock Issued to Employees," but has adopted the enhanced disclosure requirements of SFAS 148.

The FASB issued Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, in November 2002 and FIN No. 46, Consolidation of Variable Interest Entities, in January 2003. FIN No. 45 is applicable on a prospective basis for initial recognition and measurement provisions to guarantees issued after December 2002; however, disclosure requirements are effective immediately. FIN No. 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee and expands the required disclosures to be made by the guarantor about its obligation under certain guarantees that it has issued. The adoption of FIN No. 45 did not have a material impact on our financial position or results of operations. FIN No. 46 requires that a company that controls another entity through interest other than voting interest should consolidate such controlled entity in all cases for interim periods beginning after November 15, 2003. We do not believe the adoption of FIN No. 46 will have a material impact on our financial position or results of operations.

2.    STOCKHOLDERS' EQUITY

On August 21, 2003, the Company issued one million, five hundred fourteen thousand, one hundred ninety four (1,514,194) shares of its $.001 par value common stock at inception in exchange for legal services paid by related parties, valued at the fair market value of the legal services provided to the Company in the amount of $1,514. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

Also at inception, on August 21, 2003, the Company issued three hundred thirty five thousand, eight hundred six (335,806) shares of its $.001 par value common stock for professional services, valued at the fair market value of the services provided to the Company in the amount of $336. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

The Company's Board of Director's has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of Common Stock other than the gift shares. However, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. Since the company expects to issue additional shares of Common Stock in connection with a Business Combination, the ultimate ownership of the gift share donees is likely to be less than 5% of the issued and outstanding common stock of the Company. It is impossible to predict whether a business combination will ultimately result in dilution to donees. If the target has a relatively weak balance sheet, a Business Combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be no dilution.

The Company authorized 50,000,000 shares of Series A convertible preferred stock with a par value of $.001 per share. Currently, there are no shares outstanding. Each share of preferred stock can be converted into one share of common stock and each share is entitled to one vote, voting together with the holders of shares of common stock. There are no shares of preferred stock issued or outstanding.

The Board of Directors of the Company is empowered, without stockholder approval, to issue up to 50,000,000 shares of "blank check" preferred stock

3.    EARNINGS PER SHARE

The Company accounts for earnings per share under Statement of Financial Accounting Standards No. 128 "Earnings Per Share", which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS"). The computation of Basic EPS is computed by dividing net income by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period.


The shares used in the computation are as follows:

                               March 31 2005 and 2006
Basic and Diluted EPS.........     1,850,000


4.    RELATED PARTY TRANSACTIONS

At inception a total of 1,514,194 shares of common stock were issued to related parties in exchange for payment of legal and professional services provided to Contrarian Public Investment I, Inc. in the amount of $1,850.

Professional fees have been incurred and paid for by a principal shareholder in the amount of $145,000. These advances are non-interest bearing loans to the Company and are to be repaid from the proceeds of any successful business combination. It is intended, as a precondition of any business combination or merger agreement, that the advance will be repaid.

5.    INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's net deferred tax asset balances are attributable to net operating loss carryforwards. The deferred tax asset was calculated using a blended rate of 40% for federal and state income taxes. The Company's deferred tax asset consisted of the following:

                                                                        March 31
                                                                     2005        2006
                                                                   --------------------
Deferred tax asset .............................................   $ 32,800    $ 58,800
Valuation allowance ............................................    (32,800)    (58,800)
                                                                   --------    --------
  Net deferred tax assets recognized on the accompanying balance
    sheets .....................................................   $      0    $      0
                                                                   ========    ========

The components of the income tax provision (benefit) consisted of the following for the periods ended August 21, 2003 (Inception) to March 31, 2005 and March 31,
2006.
                                                                         March 31
                                                                     2005        2006
                                                                   --------    --------
Tentative tax provision (benefit) ..............................   $(32,000)   $(12,000)
Change in valuation allowance ..................................     32,000      12,000
                                                                   --------    --------
        Net income tax provision (benefit) .....................   $      0    $      0
                                                                   ========    ========

The Company has a net operating loss carryforward available to offset future federal and state taxable income through 2024 as follows:


Year of Expiration                                       Amount

2024                                                    $  1,850
                                                        ========
2025                                                    $115,000
                                                        ========

6.    INCENTIVE STOCK PLAN

The Company's 2003-2004 Incentive Stock Plan was adopted and approved in connection with the organization of the Company. The common stock reserved for issuance under the plan will be the lesser of 1,000,000 shares, or 10% of the total number of shares outstanding after the closing of a Business Combination.

There were no stock options or other incentive awards outstanding at March 31, 2005 or March 31, 2006.

The class of persons eligible to participate in the plan includes all full-time and part-time employees of the Company, provided that the eligible participants do not include employees who are eligible to receive awards under the terms of any employment contract or specialty plan adopted by us in the future. The plan permits the grant of a variety of incentive awards including (i) non-qualified stock options, (ii) incentive stock options, (iii) shares of restricted stock,
(iv) shares of phantom stock, and (v) stock bonuses. In addition, the plan allows us to grant cash bonuses that will be payable when an employee is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

7.    GOING CONCERN

The Company has been in the development stage since its inception in 2003 to present and has incurred losses from its inception through March 31,2006 amounting to $146,850. The Company's ability to meet its future obligations is dependent upon its ability to complete its SEC registration, raise capital and close on a potential business combination as discussed in Note 1. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is actively pursuing merger and business combinations and believes that the necessary capital and the future acquisition of business will take place and will provide for the Company to continue as a going concern.

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. In order to continue as a going concern, the Company will need additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon management's ability to successfully accomplish the plans described in the preceding paragraphs and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

      Until 90 days after the date when the stock certificates are released from the escrow account, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

      No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in the prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute and offer to sell or a solicitation of an offer to buy an Securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.





                                   $3,370,000


                     CONTRARIAN PUBLIC INVESTMENTS I, INC.


                               16,850,000 SHARES




                                   PROSPECTUS









                          ___ _____________ ____ 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses which will be paid by us in connection with the issuance and distribution of the securities being registered. With the exception of the registration fees, all amounts shown are estimates.

Registration fee                                                    $   396
Blue sky fees and expenses (including legal and filing fees               0
Printing expenses (other than stock certificates)                         0
Legal fees and expenses (other than blue sky)                        45,000
Accounting fees and expenses                                         30,000
Transfer Agent and Registrar fees and expenses                            0
Miscellaneous expenses                                                1,850
                                                                    -------
                                   Total:                           $77,246

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Model Business Corporation Act of the State of Colorado ("CMBCA") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

The CMBCA provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

The CMBCA provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.


Our Articles of Incorporation (incorporated by reference herein) provides for indemnification of directors, officers and other persons as follows:


To the fullest extent permitted by the CMBCA as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corp oration as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

The indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.


OUR BY-LAWS PROVIDES THAT:


Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the CMBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

RIGHT TO ADVANCEMENT OF EXPENSES.

The right to indemnification conferred in the section "Right to Indemnification" of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the CMBCA requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this section and the section "Right to Indemnification" of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

RIGHT OF INDEMNITEES TO BRING SUIT.

If a claim under the section "Right to Indemnification" or "Right to Advancement of Expenses" of this Article is not paid in full by the Corporation within sixty
(60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (1) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the CMBCA.

Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the CMBCA, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

NON-EXCLUSIVITY OF RIGHTS.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

INSURANCE.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the CMBCA.

INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. The directors and officers of our company are covered by a policy of liability insurance.

ITEM 15. UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR


The Following information sets forth all securities of the Company sold by it since inception, which securities were not registered under the Securities Act of 19:3, as amended. There were no underwriting discounts and commission paid in connection with the issuance of any shares of common stock prior to the date of this Registration Statement A total of l,850,000 shares were issued to the founding stockholders, Messrs. Brennan, Dyer, Lane and Eversull upon our incorporation. Mr. Dyer and Mr. Brennan two of our stockholders who are affiliates of the company, privately sold and/or gifted 793 935 of their individual common shares to 29 persons. of which 708,129 were sold and 85,806 were gifted. The gifted shares were gifted to five individuals immediately after incorporation in August 2003. The other shares were sold only to accredited investors s defined by Rule 501, Regulation D who were personally known to Mr. Dyer and Mr. Brennan. Mr. Brennan and Mr. Dyer received and average of $0.135 per share for a total of $95,597. The shares were sold to recover costs expended in the creation of the company and to benefit Mr. Dyer and Mr. Brennan. We believe that the described transactions are exempt under Section 4(1) and 4(6) of the Securities Act of 1933. All of the resulting stockholders constitute the stockholders listed individually in this Prospectus.

All shares issued our officers were issued at the time of organization of the Company and a total of l,850.000 common stock shares have been issued. Each certificate evidencing such shares of Common Stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on our stock transfer records there against. None of these sale involved (i) participation by an underwriter or a broker-dealer, or (ii) general solicitation or advertising of the offering.

Stockholder(1)                                Date of Transger       Exemption
--------------                                ----------------       ---------

James H. Brennan, III                              8/21/03          4(1)and 4(6)
Douglas A. Dyer                                    8/21/03          4(1)and 4(6)
Lane Capital Market, (John Lane)                   8/21/03          4(1)and 4(6)
Tommy Graham                                       3/25/04          4(1)and 4(6)
James P Sattler                                    3/30/04          4(1)and 4(6)
Chester Berry                                      12/3/03          4(1)and 4(6)
Jack Eversull                                      8/21/03          4(1)and 4(6)
Ian T. K. Kuah                                     6/11/04          4(1)and 4(6)
John L. Harper                                     8/26/03          4(1)and 4(6)
John Robert Jones, J.                              8/26/03          4(1)and 4(6)
James P. Richmond, Jr.                             8/26/03          4(1)and 4(6)
William J. Ritger                                  8/26/03          4(1)and 4(6)
Daniel W. Hollis                                   8/22/03 (gifted) 4(1)and 4(6)
Elizabeth A. Davis                                 8/22/03 (gifted) 4(1)and 4(6)
Clifton A. Baile                                   8/26/03          4(1)and 4(6)
David E. Blake                                     8/26/03          4(1)and 4(6)
Chester MeKinney,                                  8/26/03          4(1)and 4(6)
Edward L. McMillan and Judith A. McMillan JTWROS   8/26/03          4(1)and 4(6)
R P Capital, LLC (Eric Richardson)                 6/25/04          4(1)and 4(6)
Shai Stern and Michelle Stern                      6/2/04           4(1)and 4(6)
Christy Renee Barnette                             4/16/04          4(1)and 4(6)
CNA Trust FBO Jackie L. Reed                       2/10/04          4(1)and 4(6)
J. Patterson Corey                                 8/22/03 (gifted) 4(1)and 4(6)
William F. Whorton and Linda A. Whorton JTWROS     8/26/03          4(1)and 4(6)
Tango Sierra Ltd. (Tony Smith.)                    8/22/03 (gifted) 4(1)and 4(6)
Isra B. Thames, III                                4/l6/04          4(1)and 4(6)
Shawn F. Lyons                                     8/22/03 (gifted) 4(1)and 4(6)
Andrew David Pittmunn                              4/16/04          4(1)and 4(6)
John G. Roark                                      4/16/04          4(1)and 4(6)
Jay Griffin Roark                                  4/16/04          4(1)and 4(6)
Clay Robinson Dorsey                               4/16/04          4(1)and 4(6)
William C. Godbold                                 4/16/04          4(1)and 4(6)
Joy Daine Laughlin                                 4/16/04          4(1)and 4(6)

----------
1. The name of the person who has the right to vote the shares In the case of an entity, the names in parenthesis are the names of all the individuals that exercise voting and / or dispositive powers with respect to shares offered for resale. None of the persons or entities listed is a broker/dealer or an affiliate of a broker dealer.

                                    EXHIBITS

ITEM 16. INDEX TO EXHIBITS

EXHIBIT NO.    DESCRIPTION

**Exhibit 3.1    Articles of Incorporation

**Exhibit 3.2    Bylaws

**Exhibit 4.1    Specimen Stock Certificate

 *Exhibit 4.2    Form Escrow Account Agreement between the Registrant and
                 escrow agent (amended)

 *Exhibit 5.1    Opinion of the Law Offices of Vial, Hamilton, Koch & Knox, LLP,
                 regarding the legality of the securities being offered hereby.

**Exhibit 10.1   2004 Stock Plan of Contrarian Public Investment I, Inc.

 *Exhibit 23.1   Consent of Counsel (contained in Exhibit 5.1)

 *Exhibit 23.2   Consent of Prescott Chatellier Fontaine & Wilkinson, LLP

* Filed herewith

** Previously filed

ITEM 17. UNDERTAKINGS

Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. That for purposes of determining any liability under the Securities Act, the information omitted form the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

6. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 3rd day of May, 2006.


                      CONTRARIAN PUBLIC INVESTMENT I, INC.


                     /s/ Douglas A. Dyer
                     -------------------------------------
                     President and Chief Financial Officer


Each of the officers and directors of Contrarian Public Investment I, Inc. whose signature appears below hereby constitutes and appoints Douglas A. Dyer, as his true and lawful attorney-in-fact and agent, with full power of substitution, with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-1, and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that such attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature             Title                                    Date
---------             -----                                    ----



/s/ Douglas A. Dyer   President and Director                   May 16, 2006
                      Chief Operating and Financial Officer


/s/ John D. Lane      Director                                 May 16, 2006


/s/ Jack Eversull     Secretary and Director                   May 16, 2006



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